As filed with the U.S. Securities and Exchange Commission on February 15, 2022.

Registration No. 333-259870

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 2

to

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PETRÓLEOS MEXICANOS

(Exact name of Issuer as specified in its charter)

MEXICAN PETROLEUM

(Translation of registrant’s name into English)

PEMEX EXPLORACIÓN Y PRODUCCIÓN (PEMEX EXPLORATION AND PRODUCTION)

PEMEX TRANSFORMACIÓN INDUSTRIAL (PEMEX INDUSTRIAL TRANSFORMATION) and

PEMEX LOGÍSTICA (PEMEX LOGISTICS)

(Exact names of co-registrants as specified in their charters and translations of co-registrants’ names into English)

United Mexican States	United Mexican States	1311	Not Applicable
(State or other jurisdiction of incorporation or organization of Issuer)	(State or other jurisdiction of incorporation or organization of co-registrants)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Avenida Marina Nacional No. 329 Colonia Verónica Anzures Ciudad de México, Alcaldía Miguel Hidalgo, 11300 México Telephone: (52-55) 1944-2500	Avenida Marina Nacional No. 329 Colonia Verónica Anzures Ciudad de México, Alcaldía Miguel Hidalgo, 11300 México Telephone: (52-55) 1944-2500
(Address, including zip code, and telephone number, including area code, of Issuer’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)

Manuel Flores Camacho P.M.I. Services North America, Inc. 909 Fannin, Suite 3200 Houston, Texas 77010 Telephone: 713-567-0182	Copies to: Jorge U. Juantorena Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Facsimile: 212-225-3999
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Petróleos Mexicanos

Exchange Offers

for

U.S. $1,500,000,000 AGGREGATE AMOUNT OF 6.875% NOTES DUE 2025

U.S. $6,813,567,000 AGGREGATE AMOUNT OF 6.700% NOTES DUE 2032

unconditionally guaranteed by

Pemex Exploration and Production

Pemex Industrial Transformation

Pemex Logistics

(and their respective successors and assignees)

Terms of the Exchange Offer

•  We are offering to exchange securities that we sold in private offerings and the securities that we issued pursuant to exchange offers that we commenced in December 2021 for an equal principal amount of new registered securities.

•  The exchange offers commence on             , 2022 and expire at 5:00 p.m., New York City time, on             , 2022, unless we extend them.

•  You may withdraw a tender of old securities at any time prior to the expiration of the exchange offers.

•  All old securities that are validly tendered and not validly withdrawn will be exchanged.

•  We believe that the exchange of securities will not be a taxable exchange for either U.S. or Mexican federal income tax purposes.

•  We will not receive any proceeds from the exchange offers.

•  The terms of the new securities to be issued are identical to the old securities, except for the transfer restrictions and registration rights relating to the old securities.

•  Three of our subsidiary entities (and their respective successors and assignees) will, jointly and severally, guarantee the new securities. The guarantees will be unconditional and irrevocable. These subsidiary entities are Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics; we refer to them as the “guarantors”.

•  The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of Petróleos Mexicanos, which we refer to as the “issuer”, and the guarantors’ other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer may amend the payment and certain other provisions of the new securities with the consent of the holders of 75% of the aggregate principal amount of the new securities.

We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted.

Investing in the securities issued in the exchange offers involves certain risks. See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission (the SEC) nor any state securities commission in the United States of America (the United States) has approved or disapproved the securities to be distributed in the exchange offers, nor have they determined that this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

            , 2022

i

Terms such as “we,” “us” and “our” generally refer to Petróleos Mexicanos and its consolidated subsidiaries, unless the context otherwise requires.

We will apply, through our listing agent, to have the new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. The old securities are currently admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange.

The information contained in this prospectus is the exclusive responsibility of the issuer and the guarantors and has not been reviewed or authorized by the Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, or the CNBV) of the United Mexican States, which we refer to as Mexico. Petróleos Mexicanos filed a notice in respect of the offerings of both the old securities and the new securities with the CNBV at the time the old securities of each series were issued. Such notice is a requirement under the Ley del Mercado de Valores (Securities Market Law) in connection with an offering of securities outside of Mexico by a Mexican issuer. Such notice is solely for information purposes and does not imply any certification as to the investment quality of the new securities or the solvency of the issuer or the guarantors. The information contained in this prospectus is the sole responsibility of the issuer, and the CNBV has not reviewed or authorized the content of this prospectus. The new securities have not been and will not be registered in the Registro Nacional de Valores (National Securities Registry), maintained by the CNBV, and may not be offered or sold publicly in Mexico. Furthermore, the new securities may not be offered or sold in Mexico, except through a private placement made to institutional or qualified investors conducted in accordance with Article 8 of the Securities Market Law.

We are responsible for the information contained in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

We have filed a registration statement with the SEC on Form F-4 covering the new securities. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Petróleos Mexicanos is required to file periodic reports and other information (File No. 0-99) with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act). We will also furnish other reports as we may determine appropriate or as the law requires. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Any filings we make electronically with the SEC will be available to the public over the Internet at the SEC’s website at http://www.sec.gov under the name “Mexican Petroleum.” We maintain an Internet site at the following location: http://www.pemex.com (this website address is for information only and is not intended to be an active link or to incorporate any website information into this registration statement).

You may also obtain copies of these documents at the offices of the Luxembourg listing agent, Banque Internationale à Luxembourg S.A.

The SEC allows Petróleos Mexicanos to “incorporate by reference” information it files with the SEC, which means that Petróleos Mexicanos can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents filed by Petróleos Mexicanos listed below:

•	Petróleos Mexicanos’ annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on Form 20-F on May 17, 2021, which we refer to as the Form 20-F;

•

Petroleos Mexicanos’ report relating to certain recent developments and our preliminary unaudited financial results as of and for the nine-month period ended September 30, 2021, released on October 28, 2021, which was furnished to the SEC on Form 6-K on November 12, 2021, which we refer to as our November 6-K;

•

Petróleos Mexicanos’ report relating to certain recent developments and our unaudited condensed consolidated results as of and for the nine-month period ended September 30, 2021, which was furnished to the SEC on Form 6-K on December 6, 2021, which we refer to as our December 6-K;

•

Petróleos Mexicanos’ report relating to certain recent developments and a discussion of our results of operations for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020, which was furnished to the SEC on Form 6-K on February 7, 2022, which we refer to as our February 6-K; and

•

all of Petróleos Mexicanos’ annual reports on Form 20-F, and all reports on Form 6-K that are designated in such reports as being incorporated into this prospectus, filed or furnished with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offers.

All filings filed by us under the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of any document that is incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Petróleos Mexicanos at: Petróleos Mexicanos, Avenida Marina Nacional No. 329, Colonia Verónica Anzures, Alcaldía Miguel Hidalgo, 11300, Ciudad de México, México, telephone (52-55) 9126-2940, or by contacting our Luxembourg listing agent at the address indicated on the inside back cover of this prospectus, as long as any of the new securities are admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and the rules of such stock exchange so require. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

ELECTRONIC DELIVERY OF DOCUMENTS

We are delivering copies of this prospectus in electronic form through the facilities of The Depository Trust Company (DTC). You may obtain paper copies of the prospectus by contacting the Luxembourg listing agent at its address specified on the inside back cover of this prospectus. By participating in the exchange offers, you will be consenting to electronic delivery of these documents.

CURRENCY OF PRESENTATION

References in this prospectus to “U.S. dollars,” “U.S. $,” “dollars” or “$” are to the lawful currency of the United States. References in this prospectus to “pesos” or “Ps.” are to the lawful currency of Mexico. We use the term “billion” in this prospectus to mean one thousand million.

This prospectus contains translations of certain peso amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations that the peso amounts actually represent the actual U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless we indicate otherwise, the U.S. dollar amounts included herein have been translated from pesos at an exchange rate of Ps. 20.3060 to U.S. $1.00, which is the exchange rate that the Secretaría de Hacienda y Crédito Público (the Ministry of Finance and Public Credit) instructed us to use on September 30, 2021.

On             , 2022, the noon buying rate for cable transfers in New York reported by the Federal Reserve Bank was Ps.             = U.S. $1.00.

PRESENTATION OF FINANCIAL INFORMATION

The audited consolidated financial statements of Petróleos Mexicanos, productive state-owned subsidiaries and subsidiary companies as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 are included in Item 18 of the Form 20-F incorporated by reference in this prospectus and the registration statement covering the new securities. We refer to these financial statements as the 2020 financial statements. These consolidated financial statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB). We refer in this document to “International Financial Reporting Standards as issued by the IASB” as IFRS. These financial statements were audited in accordance with the International Standards on Auditing, as required by the CNBV, and in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) for purposes of filing with the SEC.

We have incorporated by reference in this prospectus the unaudited condensed consolidated interim financial statements of Petróleos Mexicanos, productive state-owned subsidiaries and subsidiary companies as of September 30, 2021 and for the nine-month periods ended September 30, 2021 and 2020 (which we refer to as the September 2021 interim financial statements), which were not audited and were prepared in accordance with International Accounting Standard (IAS) 34 “Interim Financial Reporting” of IFRS.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new securities we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

The Issuer

Petróleos Mexicanos is a productive state-owned company of the Federal Government of Mexico (which we refer to as the Mexican Government). The Federal Congress of Mexico (which we refer to as the Mexican Congress) established Petróleos Mexicanos by decree on July 20, 1938. Its operations are carried out through three principal subsidiary entities, which are Pemex Exploración y Producción (Pemex Exploration and Production), Pemex Transformación Industrial (Pemex Industrial Transformation) and Pemex Logística (Pemex Logistics). Petróleos Mexicanos and each of the subsidiary entities are public-sector entities of Mexico empowered to own property and carry on business in their own names. In addition, a number of subsidiary companies are incorporated into the consolidated financial statements. We refer to Petróleos Mexicanos, the subsidiary entities and these subsidiary companies as “PEMEX”, and together they comprise Mexico’s state oil and gas company.

The Exchange Offers

On October 16, 2020, we issued U.S. $1,500,000,000 of 6.875% notes due 2025 pursuant to a private placement. We refer to the U.S. $1,500,000,000 of 6.875% notes due 2025 that we issued on October 16, 2020 as the “2025 old securities”.

On December 16, 2021, we issued U.S. $1,000,000,000 of 6.700% notes due 2032 pursuant to a private placement. We refer to the U.S. $1,000,000,000 of 6.700% notes due 2032 that we issued on December 16, 2021 as the “original 2032 old securities”. In addition, on December 23, 2021, we issued U.S. $5,813,567,000 of 6.700% notes due 2032 pursuant to private exchange offers commenced on December 7, 2021, which we refer to as the “2032 private exchange offers”. We refer to the aggregate amount of U.S. $5,813,567,000 of 6.700% notes due 2032 that we issued on December 23, 2021 as the “additional 2032 old securities” and, together with the original 2032 old securities, the 2032 old securities.

We are offering new, registered securities in exchange for the 2025 old securities and the 2032 old securities.

The 2025 old securities and the original 2032 old securities are unregistered and were issued and sold by us in private placements to certain initial purchasers. These initial purchasers sold the 2025 old securities and the original 2032 old securities in offshore transactions and to qualified institutional buyers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (which we refer to as the Securities Act). The additional 2032 old securities are unregistered and were issued and sold by us pursuant to the 2032 private exchange offers in transactions exempt from the registration requirements of the Securities Act.

We refer to the 2025 old securities, and the 2032 old securities as the “old securities,” and the securities that we are now offering as the “new securities.” The old securities and the new securities are guaranteed by Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics, and their respective successors and assignees.

Registration Rights Agreements

Each time we issued a series of old securities, we also entered into an exchange and registration rights agreement with the initial purchasers and dealer managers, in which we agreed to do our best to complete exchange offers of those old securities on or prior to a particular date.

The Exchange Offers

Under the terms of the exchange offers, holders of each series of old securities are entitled to exchange old securities for an equal principal amount of new securities with substantially identical terms.

You should read the discussion under the heading “Description of the New Securities” for further information about the new securities and the discussion under the heading “The Exchange Offers” for more information about the exchange process. The old securities may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

The series of new securities that we will issue in exchange for old securities will correspond to the series of old securities tendered as follows:

New Securities Series	Corresponding Old Securities Series
6.875% notes due 2025, or 2025 new securities	2025 old securities
6.700% notes due 2032, or 2032 new securities	2032 old securities

As of the date of this prospectus, the following amounts of each series are outstanding:

•	U.S. $1,500,000,000 aggregate principal amount of old 2025 securities; and

•	U.S. $6,813,567,000 aggregate principal amount of old 2032 securities.

Resale of New Securities

Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer the new securities issued in the exchange offers for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

•	you are acquiring the new securities in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the new securities; and

•	you are not an “affiliate” of ours, as defined under Rule 405 of the Securities Act.

If any statement above is not true and you transfer any new security without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume responsibility for or indemnify you against this liability.

If you are a broker-dealer and receive new securities for your own account in exchange for old securities that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities. We will make this prospectus available to broker-dealers for use in resales for 180 days after the expiration date of the exchange offer.

Consequences of Failure to Exchange Old Securities

If you do not exchange your old securities for new securities, you will continue to hold your old securities. You will no longer be able to require that we register the old securities under the Securities Act. In addition, you will not be able to offer or sell the old securities unless:

•	they are registered under the Securities Act; or

•	you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date

The exchange offers will expire at 5:00 p.m., New York City time, on             , 2022 unless we decide to extend the expiration date.

Interest on the New Securities

The 2025 new securities will accrue interest at 6.875% per year, accruing from October 16, 2021. We will pay interest on the new securities on April 16 and October 16 of each year.

The 2032 new securities will accrue interest at 6.700% per year, accruing from December 16, 2021. We will pay interest on the new securities on February 16 and August 16 of each year.

Conditions to the Exchange Offers

We may terminate the exchange offers and refuse to accept any old securities for exchange if:

•	there has been a change in applicable law or the SEC staff’s interpretation of applicable law, and the exchange offers are not permitted under applicable law or applicable SEC staff interpretations of law; or

•	there is a stop order in effect or threatened with respect to the exchange offers or the indenture governing those securities.

We have not made the exchange offers contingent on holders tendering any minimum principal amount of old securities for exchange.

Certain Deemed Representations, Warranties and Undertakings

If you participate in the exchange offers, you will be deemed to have made certain acknowledgments, representations, warranties and undertakings. See “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

Procedure for Tendering Old Securities

If you wish to accept the exchange offers, you must deliver electronically your acceptance together with your old securities through DTC’s Automated Tender Offer Program (ATOP) system.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your acceptance to DTC electronically.

Withdrawal Rights

You may withdraw the tender of your old securities at any time prior to 5:00 p.m., New York City time, on the expiration date, unless we have already accepted your old securities. To withdraw, you must send a written notice of withdrawal to the exchange agent through the electronic submission of a message in accordance with the procedures of DTC’s ATOP system by 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically by 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Securities and Delivery of New Securities

If all of the conditions to the exchange offers are satisfied or waived, we will accept any and all old securities that are properly tendered in the exchange offers prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities promptly after the expiration of the exchange offers.

Tax Considerations

We believe that the exchange of old securities for new securities will not be a taxable exchange for U.S. federal and Mexican income tax purposes. You should consult your tax advisor about the tax consequences of the exchange offers as they apply to your individual circumstances.

Fees and Expenses

We will bear all expenses related to consummating the exchange offers and complying with the exchange and registration rights agreements. The initial purchasers and the dealer managers have agreed to reimburse us for certain of these expenses.

Exchange Agent

Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offers. The exchange agent’s address, telephone number and facsimile number are included under the heading “The Exchange Offers—The Exchange Agent; Luxembourg Listing Agent.”

Description of the New Securities

Issuer

Petróleos Mexicanos.

Guarantors

Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics, and their respective successors and assignees, will jointly and severally unconditionally guarantee the payment of principal and interest on the new securities.

New Securities Offered

•	U.S. $1,500,000,000 aggregate principal amount of 6.875% notes due 2025; and

•	U.S. $6,813,567,000 aggregate principal amount of 6.700% notes due 2032.

The form and terms of each series of new securities are the same as the form and terms of the old securities of the corresponding series, except that:

•	the new securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer;

•	holders of the new securities will not be entitled to some of the benefits of the exchange and registration rights agreement; and

•	we will not issue the new securities under our medium-term note program.

The new securities will evidence the same debt as the old securities.

Maturity Dates

•	The 2025 new securities mature on October 16, 2025; and

•	The 2032 new securities mature on February 16, 2032.

Interest Payment Dates

•	For the 2025 new securities, April 16 and October 16 of each year; and

•	For the 2032 new securities, February 16 and August 16 of each year.

Further Issues

We may, without your consent, increase the size of the issue of any series of new securities or create and issue additional securities with either the same terms and conditions or the same except for the issue price, the issue date and the amount of the first payment of interest; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected new securities have as of the date of the issue of the additional securities. These additional securities may be consolidated to form a single series with the corresponding new securities.

Withholding Tax; Additional Amounts

We will make all principal and interest payments on the new securities without any withholding or deduction for Mexican withholding taxes, unless we are required by law to do so. In some cases where we are obliged to withhold or deduct a portion of the payment, we will pay additional amounts so that you will receive the amount that you would have received had no tax been withheld or deducted. For a description of when you would be entitled to receive additional amounts, see “Description of the New Securities—Additional Amounts.”

Tax Redemption

If, as a result of certain changes in Mexican law, the issuer or any guarantor is obligated to pay additional amounts on interest payments on the new securities at a rate in excess of 10% per year, then we may choose to redeem those new securities. If we redeem any new securities, we will pay 100% of their outstanding principal amount, plus accrued and unpaid interest and any additional amounts payable up to the date of our redemption.

Redemption of the New Securities at the Option of the Issuer

The issuer may at its option redeem the 2025 new securities and the 2032 new securities in whole or in part, by paying the redemption price on the outstanding principal amount thereof (as described under “Description of the New Securities—Redemption of the New Securities at the Option of the Issuer”), plus accrued interest.

Ranking of the New Securities and the Guaranties

The new securities:

•	will be our direct, unsecured and unsubordinated public external indebtedness, and

•	will rank equally in right of payment with each other and with all our existing and future unsecured and unsubordinated public external indebtedness.

The guaranties of the new securities by each of the guarantors will constitute direct, unsecured and unsubordinated public external indebtedness of each guarantor, and will rank pari passu with each other and with all other present and future unsecured and unsubordinated public external indebtedness of each of the guarantors. These financial obligations include certain financial leases outstanding as of December 31, 2020, which will, with respect to the assets securing those financial leases, rank prior to the new securities and the guaranties.

Negative Pledge

None of the issuer or the guarantors or their respective subsidiaries will create security interests in our crude oil and crude oil receivables to secure any public external indebtedness. However, we may enter into up to U.S. $4 billion of receivables financings and similar transactions in any year and up to U.S. $12 billion of receivables financings and similar transactions in the aggregate.

We may pledge or grant security interests in any of our other assets or the assets of the issuer or the guarantors to secure our debts. In addition, we may pledge oil or oil receivables to secure debts payable in pesos or debts which are different than the new securities, such as commercial bank loans.

Indenture

The new securities will be issued pursuant to an indenture dated as of January 27, 2009, between the issuer and the trustee, as supplemented.

Trustee

Deutsche Bank Trust Company Americas.

Events of Default

The new securities and the indenture under which the new securities will be issued contain certain events of default. If an event of default occurs and is continuing with respect to a series of securities, 20% of the holders of the outstanding securities of that series can require us to pay immediately the principal of and interest on all those securities. For a description of the events of default and their grace periods, you should read “Description of the New Securities—Events of Default; Waiver and Notice.”

Collective Action Clauses

The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the issuer’s and the guarantors’ other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantors may amend the payment and certain other provisions of a series of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.

Governing Law

The new securities and the indenture will be governed by New York law, except that the laws of Mexico will govern the authorization and execution of these documents by Petróleos Mexicanos.

Listing and Trading

We will apply, through our listing agent, to have the new securities listed on the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. All of the old securities are currently listed on the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the new securities.

Principal Executive Offices

Our headquarters are located at:

Avenida Marina Nacional No. 329

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México, México

Phone: (52-55) 9126-2940.

Risk Factors

Holders of old securities that do not exchange their old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

We cannot promise that a market for the new securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities. This could cause the new securities to trade at prices that may be lower than their principal amount or their initial offering price.

In addition to these risks, there are additional risk factors related to our operations, the Mexican Government’s ownership and control over us and Mexico generally. These risks are described beginning on page 7.

SELECTED FINANCIAL DATA

This selected financial data set forth below is derived in part from, and should be read in conjunction with, our 2020 financial statements and our September 2021 interim financial statements, which are each incorporated by reference in this prospectus.

	As of and for the Year Ended December 31,(1)						As of and for the Nine Months Ended September 30,(1)(2)
	2018		2019		2020		2020		2021

	(in millions of pesos, except ratios)
Statement of Comprehensive Income Data
Total of sales	Ps.	1,681,119	Ps.	1,401,971	Ps.	953,662	Ps.	704,834	Ps.	1,049,699
Operating income (loss)		367,400		102,829		(63,063)		25,125		249,549
Financing income		31,557		29,236		16,742		9,521		20,084
Financing cost		(123,870)		(132,861)		(161,765)		(130,197)		(110,412)
Derivative financial instruments (cost) income, net		(19,116)		(23,264)		17,096		2,003		(21,632)
Foreign exchange gain (loss), net		23,659		86,930		(128,949)		(383,467)		(23,408)
Net (loss)		(180,420)		(282,112)		(509,052)		(605,176)		(100,238)
Statement of Financial Position Data (end of period)
Cash and cash equivalents		81,912		60,622		39,990		n.a.		39,641
Total assets		2,075,197		1,984,247		1,928,488		n.a.		2,051,739
Long-term debt(3)		1,890,490		1,738,250		1,867,630		n.a.		1,826,843
Total long-term liabilities(4)		3,086,826		3,363,453		3,560,805		n.a.		3,308,682
Total equity (deficit)		(1,459,405)		(1,931,409)		(2,404,727)		n.a.		(2,090,667)
Statement of Cash Flows Data
Depreciation and amortization of wells, pipelines, properties, plant and equipment		153,382		137,187		129,632		99,181		100,620
Acquisition of wells, pipelines, properties, plant and equipment(5)		94,004		109,654		(114,977)		(90,783)		(128,736)

Note: n.a. = Not applicable

(1)	Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies listed in Note 5 to our 2020 financial statements and in Note 5 to our September 2021 interim financial statements.
(2)	Derived from September 2021 interim financial statements, which are unaudited.
(3)	Long-term debt does not include short-term indebtedness of Ps. 468,639 million (U.S. $23,079 million) as of September 30, 2021.
(4)	Total long-term liabilities do not include short-term liabilities of Ps. 833,723 million (U.S. $41,058 million) as of September 30, 2021.
(5)	Includes capitalized finance cost.

Source: 2020 financial statements and September 2021 interim financial statements.

RISK FACTORS

Risk Factors Related to Our Operations

We have a substantial amount of indebtedness and other liabilities and are exposed to liquidity constraints, which could make it difficult for us to obtain financing on favorable terms and could adversely affect our financial condition, results of operations and ability to repay our debt.

We have a substantial amount of debt, which we have incurred primarily to finance the capital expenditures needed to carry out our capital investment projects and to fund our operating expenses. Due to our heavy tax burden, our cash flow from operations in recent years has not been sufficient to fund our capital expenditures and other expenses and, accordingly, our debt has significantly increased and our working capital has deteriorated. In recent years, our level of indebtedness relative to our oil reserves has increased. Relatively low oil prices since 2014 and the rapid decline in early 2020, as well as declining production, have also had a negative impact on our ability to generate positive cash flows, which, together with our continued heavy tax burden and increased competition from the private sector, has further strained our ability to fund our capital expenditures and other expenses from cash flow from operations. Therefore, in order to develop our hydrocarbon reserves, service our indebtedness and amortize scheduled debt maturities, we will need to obtain funds from a broad range of sources, in addition to successfully implementing efficiency and cost-cutting initiatives. There can be no assurances that we will continue to have access to capital on favorable terms or any terms at all.

As of September 30, 2021, our total indebtedness, including accrued interest, was Ps. 2,295.5 billion (U.S. $113.0 billion), in nominal terms, which represents a 1.6% increase in peso terms compared to our total indebtedness, including accrued interest, of Ps. 2,258.7 billion (U.S. $111.2 billion) as of December 31, 2020. As of September 30, 2021, 35.9% of our existing debt, or Ps. 823.4 billion (U.S. $40.5 billion), including accrued interest, is scheduled to mature in the next three years. Our working capital improved during the nine-month period ended September 30, 2021, from a negative working capital of Ps. 442.5 billion (U.S. $21.8 billion) as of December 31, 2020, to a negative working capital of Ps. 417.8 billion (U.S. $20.6 billion) as of September 30, 2021. Our level of debt may increase further in the short or medium term, as a result of new financing activities or future depreciation of the peso as compared to the U.S. dollar, which may have an adverse effect on our financial condition, results of operations and liquidity position. To service our debt, we have relied and may continue to rely on a combination of cash flows from operations, drawdowns under our available credit facilities, refinancing our existing indebtedness and repurchase transactions. See “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Overview—Business Plan” in the Form 20-F.

If we were unable to obtain financing on favorable terms or any terms at all, this could hamper our ability to obtain further financing, invest in projects and meet our principal and interest payment obligations with our creditors. As a result, we may be exposed to liquidity constraints and may not be able to pay our suppliers, service our debt or make the capital expenditures required to maintain our current production levels and to maintain, and increase, the proved hydrocarbon reserves assigned to us by the Mexican Government, which may adversely affect our financial condition and results of operations. See “Risk Factors—Risk Factors Related to our Relationship with the Mexican Government—We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget and our inability to obtain financing may limit our ability to make capital investments.” below.

If such constraints occur at a time when our cash flow from operations is less than the resources necessary to meet our debt service obligations, in order to provide additional liquidity to our operations, we could be forced to further reduce our planned capital expenditures, implement further austerity measures. A reduction in our capital expenditure program could adversely affect our financial condition and results of operations. Additionally, such measures may not be sufficient to permit us to meet our obligations.

Our financial statements have been prepared on the assumption that we will continue as a going concern.

Our consolidated financial statements have been prepared under the assumption that we will continue as a going concern. However, there is material uncertainty that raises significant doubt about our ability to continue operating as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. If the actions we are taking to improve our financial condition, which are described in detail under “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Overview—Business Plan,” in the Form 20-F, are not successful, we may not be able to continue operating as a going concern.

Further downgrades in our credit ratings could negatively impact our access to the financial markets and cost of financing.

We rely on access to the financial markets to fund our operations and finance the capital expenditures needed to carry out our capital investment projects. Accordingly, credit ratings are important to our business and financial condition, as credit ratings affect the cost and other terms upon which we are able to obtain funding. In light of our high leverage, the downturn in the oil and gas industry and the ongoing economic and public health crises posed by the COVID-19 pandemic, certain ratings agencies have expressed concern that we lack the flexibility to navigate the downturn and to finance our capital investment needs in the face of low cash flow generation and adverse financing conditions. Partially as a result of these external pressures, as well as due to our high liquidity needs and increasing business risk, various rating agencies downgraded our ratings during March and April of 2020 and July of 2021. See “Item 5—Liquidity and Capital Resources—Overview” in the Form 20-F and “Liquidity and Capital Resources—Overview” in the December 6-K for some of the concerns expressed by certain ratings agencies.

Ratings address our creditworthiness and the likelihood of timely payment of our long-term debt securities. Ratings are not a recommendation to purchase, hold or sell securities and may be changed, suspended or withdrawn at any time. Our current ratings and the rating outlooks depend, in part, on economic conditions and other factors that affect credit risk and are outside our control, as well as assessments of the creditworthiness of Mexico. Certain ratings agencies have recently downgraded Mexico’s credit ratings and their assessment of Mexico’s creditworthiness has and may further affect our credit ratings.

We currently have a “split rating,” with a non-investment grade credit rating from two rating agencies but an investment grade credit rating from another rating agency. For information regarding our current credit ratings, please see “Item 5—Liquidity and Capital Resources—Overview” in the Form 20-F. While these downgrades do not constitute a default or event of default under our debt instruments, they have increased our cost of financing. Any further lowering of our credit ratings may have material adverse consequences on our ability to access the financial markets and the terms on which we may obtain financing, including our cost of financing. In turn, this could significantly harm our ability to meet our existing obligations, financial condition and results of operations. In addition, in connection with the entry into new financings or amendments to existing financing arrangements, our financial and operational flexibility may be reduced as a result of more restrictive covenants, requirements for security and other terms that may be imposed on “split rated” entities. Our “split rating” and any further credit rating downgrades could also negatively impact the prices of our debt securities and reduce our potential pool of investors and funding sources, among other consequences. There can be no assurance that we will be able to maintain or improve our current credit ratings or outlook.

Crude oil, natural gas and petroleum products prices are volatile and low crude oil and natural gas prices adversely affect our income and cash flows and the amount of hydrocarbon reserves that we have the right to extract and sell.

International crude oil, natural gas and petroleum products prices are subject to global supply and demand and fluctuate due to many factors beyond our control. These factors include the following: competition within the oil and natural gas industry, the prices and availability of alternative sources of energy, international economic trends, exchange rate fluctuations, expectations of inflation, domestic and foreign laws and government regulations, political and other events in major oil and natural gas producing and consuming nations and actions taken by Organization of the Petroleum Exporting Countries (OPEC) members and other oil exporting countries, trading activity in oil and natural gas and transactions in derivative financial instruments (DFIs) related to oil and gas.

When international crude oil, petroleum product and/or natural gas prices are low, we generally earn less revenue and, therefore, generate lower cash flows and earn less income before taxes and duties because our costs remain roughly constant. Conversely, when crude oil, petroleum product and natural gas prices are high, we earn more revenue and our income before taxes and duties increases. Crude oil export prices, which had generally traded above U.S. $75.00 per barrel since October 2009 and traded above U.S. $100.00 per barrel as of July 30, 2014, began to fall in August 2014. The weighted average Mexican crude oil export price fell further in subsequent years, reaching U.S. $18.90 per barrel on January 20, 2016. In subsequent years, while prices have remained significantly below 2014 levels, average crude oil export prices have stabilized, with the Mexican crude oil export price averaging U.S. $62.29 per barrel in 2018, U.S. $55.53 per barrel in 2019 and U.S. $35.82 per barrel in 2020. During the first nine-months of 2021, the weighted average Mexican crude oil price was U.S. $62.75 per barrel, an increase of U.S. $28.73 per barrel as compared to the 2020 weighted average Mexican crude oil export price of U.S. $34.02 per barrel. As of November 30, 2021, the weighted average Mexican crude oil export price was U.S. $63.16 per barrel. While prices have continued to recover, they remain volatile, and any future decline in international crude oil and natural gas prices will have a similar negative impact on our results of operations and financial condition. These fluctuations may also affect estimates of the amount of Mexico’s hydrocarbon reserves that we have the right to extract and sell, which could affect our future production levels. See “Risk Factors—Risk Factors Related to our Relationship with the Mexican Government—Information on Mexico’s hydrocarbon reserves is based on estimates, which are uncertain and subject to revisions.” below and “Item 11—Quantitative and Qualitative Disclosures About Market Risk—Changes in Exposure to Main Risks—Market Risk—Hydrocarbon Price Risk” in the Form 20-F.

However, beginning in early March of 2020, the market experienced a precipitous decline in oil prices. This decline occurred in response to a substantial decline in demand for oil due to the economic impacts of the pandemic caused by the highly transmissible and pathogenic coronavirus known as COVID-19, which caused an oversupply and in turn insufficient global storage capacity. During 2020, prices displayed significant volatility both in reaction to the COVID-19 pandemic, the decreased economic activity, the subsequent economic recovery and actions taken by other oil producing countries. See “Risk Factors—Risk Factors Related to our Operations—The outbreak of COVID-19 has had and may continue to have an adverse effect on our business, results of operations and financial condition.”

On April 12, 2020, OPEC and other non-OPEC oil exporting countries, including, among others, Mexico and Russia, reached an agreement to reduce world crude oil supply. Pursuant to this agreement, these countries, which are known as OPEC+, agreed to reduce their overall crude oil production by 9.7 million barrels per day from May 1, 2020 through June 30, 2020, by 7.7 million barrels per day from July 1, 2020 through December 31, 2020 and by 5.8 million barrels per day from January 1, 2021 through April 30, 2022. In particular, Mexico agreed to reduce its crude oil production by 100,000 barrels per day for a period of two months beginning on May 1, 2020.

The outbreak of COVID-19 has had and may continue to have an adverse effect on our business, results of operations and financial condition.

Since December 2019, a novel strain of coronavirus (2019-nCov, referred to as COVID-19) has spread throughout the world. On March 11, 2020, COVID-19 was categorized as a pandemic by the World Health Organization. The COVID-19 pandemic has resulted in numerous deaths and the imposition of local, municipal and national governmental “shelter-in-place” and other quarantine measures, border closures and other travel restrictions, causing unprecedented commercial disruption in a number of jurisdictions, including Mexico. Many countries around the world, including Mexico, are suffering significant economic and social crises as a result of the ongoing COVID-19 pandemic and measures taken to contain or mitigate it, which have had dramatic adverse consequences on demand, operations, supply chains and financial markets, as well as contributed to significant oil price volatility. While the nature and scope of the consequences to date are difficult to evaluate precisely, and their future course is impossible to predict with confidence, these events may continue for a sustained period of time.

As of the date of this prospectus, the Mexican Government has adopted certain measures intended to help mitigate the spread of COVID-19 in Mexico, including the introduction of a color-coded system that ranges from red to green and clarifies what level of activities are permitted depending on the percentage of local hospitalizations and the trend in positive COVID-19 cases. In the case of a red color, only essential activities are permitted. We cannot predict the range of future policies that may be enacted by the Mexican Government, or any other government, or the impact these policies will have on our business and operations. Our business operation is generally considered a strategic area as defined in Articles 27 and 28 of the

Constitución Política de los Estados Unidos Mexicanos (Political Constitution of the United Mexican States or the Mexican Constitution). Certain of our operations therefore remain active as of the date of this prospectus – however, in accordance with our business continuity plan, we have limited our workforce’s access to our facilities, implemented alternating shifts and allowed a portion of our workforce to work remotely. In addition, we have implemented sanitizing measures to disinfect our facilities and the use of thermal cameras and other special equipment to monitor infection risks. Despite these precautions, a significant portion of our workforce has contracted COVID-19 and regrettably some of our employees have passed away as a result of COVID-19. The COVID-19 pandemic, or any future pandemic or epidemic, has and may further impact the places where we operate or our workforce. In turn, this could significantly disrupt our operations and cause health restrictions to our workforce and, therefore, impact the operation of our facilities, including our platforms, refineries and terminals, among others. These conditions could adversely affect our business, results of operations and financial condition.

In addition to the operational impacts of the COVID-19 pandemic, international prices for oil, oil products and natural gas are volatile and strongly influenced by conditions and expectations of world supply and demand. The COVID-19 pandemic has significantly decreased and is likely to continue to decrease worldwide oil demand in 2021. The decrease in oil demand led to significantly lower oil prices and, consequently, significantly adversely affected our business, results of operations and financial condition. See “Risk Factors—Risk Factors Related to Our Operations—Crude oil, natural gas and petroleum products prices are volatile and low crude oil and natural gas prices adversely affect our income and cash flows and the amount of hydrocarbon reserves that we have the right to extract and sell.” above, “Item 5—Overview” in the Form 20-F, “Business Overview—Impacts of the COVID-19 Pandemic in 2021” in the December 6-K and Note 18-f to the September 2021 interim financial statements for further information about the COVID-19 pandemic’s impact on us.

Given that the impact of the COVID-19 pandemic will likely continue for an extended period of time, it could adversely affect our ability to operate our business in the manner and on the timelines previously planned. Further, it has had, and could continue to have, accounting consequences, such as decreases in our revenues and the value of our inventories, foreign exchange losses, impairments of fixed assets, and affect our ability to operate effective internal control over financial reporting. The extent to which COVID-19 or other health pandemics or epidemics may continue to impact Mexico, the Mexican economy and the global economy and, in turn, our business, results of operations and financial condition is highly uncertain and will depend on numerous evolving factors that we cannot predict, including, but not limited to:

•	the duration, scope, and severity of the COVID-19 pandemic;

•	ongoing reduced oil demand and oil price volatility;

•	the impact of travel bans, work-from-home policies, or shelter-in-place orders;

•	staffing shortages;

•	interest rate and inflation rate volatility;

•	general economic, financial, and industry conditions, particularly conditions relating to liquidity, financial performance, which may be amplified by the effects of COVID-19; and

•

the long-term effects of COVID-19 on the national and global economy, including on consumer confidence and spending, financial markets and the availability of credit for us, our suppliers and our customers.

We are an integrated oil and gas company and are exposed to production, equipment and transportation risks, criminal acts, blockades to our facilities, cyber-attacks, failure in our information technology system and deliberate acts of terror that could adversely affect our business, results of operations and financial condition.

We are subject to several risks that are common among oil and gas companies. These risks include production risks (fluctuations in production due to operational hazards, natural disasters or weather, accidents, etc.), equipment risks (relating to the adequacy and condition of our facilities and equipment) and transportation risks (relating to the condition and vulnerability of pipelines and other modes of transportation). More specifically, our business is subject to the risks of explosions in pipelines, refineries, plants, drilling wells and other facilities, oil spills, hurricanes in the Gulf of Mexico and other natural or geological disasters and accidents, fires and mechanical failures. In 2020 and 2019, we discovered 11,022 and 13,137 illegal pipeline taps, respectively. In 2020, we estimated fuel theft averaged approximately 4,800 barrels per day. We are also subject to the risk that some of our employees may, or may be perceived to, be participating in the illicit market in fuels.

Our operations are also subject to the risk of criminal acts to divert our crude oil, natural gas or refined products from our pipeline network, including the theft, and tampering with the quality, of our products. In recent years, we have experienced an increase in the illegal trade in the fuels that we produce and the illegal “tapping” of our pipelines, which has resulted in explosions, property and environmental damages, injuries and loss of life, as well as loss of revenue from the stolen product.

In addition, our facilities are subject to the risk of sabotage, terrorism and blockades. For example, in early 2017 we experienced widespread demonstrations, including blockades, as a result of the Mexican Government’s increase in fuel prices during 2017. These demonstrations and blockades prevented us from accessing certain of our supply terminals and caused gasoline shortages at several retail service stations in Mexico. The occurrence of incidents such as these related to the production, processing and transportation of oil and gas products could result in personal injuries, loss of life, environmental damage from the subsequent containment, clean up and repair expenses, equipment damage and damage to our facilities, which in turn could adversely affect our business, results of operations and financial condition.

We are subject to the risk of cybersecurity incidents, failures and attacks that could adversely affect our business, results of operations and financial condition.

Our operations are supported by our information technology systems and therefore, cybersecurity plays a key role in protecting our operations. Cyber-threats and cyber-attacks are becoming increasingly sophisticated, coordinated and costly, and could be targeted at our operations or information systems. Accordingly, we have established information security policies, in order to help us prevent, detect and correct vulnerabilities. On November 10, 2019, we detected a ransomware cyber-attack that targeted certain computer software applications. The cyber-attack did not affect the operational continuity of our business. Following the cyber-attack and in accordance with our protocols, we implemented remedial measures intended to contain the extent of the attack and preserve the integrity of our proprietary information. We have also undertaken an investigation to identify the source and nature of the cyber-attack and identify the full extent of its impact.

Although we have established an information security program that helps us to prevent, detect and correct vulnerabilities, if the integrity of our information technology systems were to be compromised due to another cyber-attack, or due to the negligence or misconduct of our employees, our business operations could be disrupted or even paralyzed and our proprietary information could be lost or stolen. As a result of these risks, we could face, among other things, regulatory action, legal liability, damage to our reputation, a significant reduction in revenues, an increase in costs, a shutdown of operations, or loss of our investments in areas affected by such cyber-attacks, which in turn could have a material adverse effect on our reputation, results of operations and financial condition.

A continued decline in our proved hydrocarbon reserves and production could adversely affect our operating results and financial condition.

Some of our existing oil and gas producing fields are mature and, as a result, our reserves and production may decline as reserves are depleted. In years prior to 2019, the replacement rate for our proved hydrocarbon reserves was insufficient to prevent a decline in our proved reserves. However, during 2020, our total proved reserves increased by 201.9 million barrels of crude oil equivalent, or 2.8%, after accounting for discoveries, extensions, revisions, and delimitations, from 7,182.0 million barrels of crude oil equivalent as of December 31, 2019 to 7,383.9 million barrels of crude oil equivalent as of December 31, 2020. See “Item 4—Information on the Company—Business Overview––Exploration and Production––Reserves” in the Form 20-F for more information about the factors leading to this increase. Our reserve-replacement ratio, or RRR, in 2020 was 119.7%, a small decrease from our RRR of 120.1% in 2019. However, while in 2019 our crude oil production decreased by 7.6%, in 2020 our crude oil production increased by 0.1% in 2020, primarily as a result of the increase in production in our new marine field projects Cahua, Cheek, Chejekbal, Hok Mulach, Manik NW, Octli, Tlacame, and onshore field projects Teotleco, Sini, Tokal, Quesqui, Cibix and Ixachi. There can be no assurance, however, that we will be able to continue to increase, or otherwise stop or reverse the trend of decline in, our proved reserves and production, which at any time could have an adverse effect on our business, results of operations and financial condition.

Developments in the oil and gas industry and other factors may result in substantial write-downs of the carrying amount of certain of our assets, which could adversely affect our operating results and financial condition.

We evaluate on an annual basis, or more frequently where the circumstances require, the carrying amount of our assets for possible impairment. Our impairment tests are performed by a comparison of the carrying amount of an individual asset or a cash-generating unit with its recoverable amount. Whenever the recoverable amount of an individual asset or cash-generating unit is less than its carrying amount, an impairment loss is recognized to reduce the carrying amount to the recoverable amount.

Changes in the economic, regulatory, business or political environment in Mexico or other markets where we operate, such as the liberalization of fuel prices or a significant decline in international crude oil and gas prices, among other factors, may result in the recognition of impairment charges in certain of our assets. Due to the decline in oil prices, we have performed impairment tests of our non-financial assets (other than inventories and deferred taxes) at the end of each quarter. As of December 31, 2019 and 2020, we recognized an impairment charge of wells, pipelines, properties, plant and equipment, net in the amount of Ps. 31,283.2 million and Ps. 36,353.7 million, respectively. As of September 30, 2021, we recognized a reversal of impairment of wells, pipelines, properties, plant and equipment, net of Ps. 38,242.5 million. See Note 13 to our consolidated financial statements and Note 13 to our September 2021 interim financial statements for further information about the impairment of certain of our assets. Future developments in the economic environment, in the oil and gas industry and other factors could result in further substantial impairment charges, adversely affecting our operating results and financial condition.

Increased competition in the energy sector could adversely affect our business and financial performance.

The Mexican Constitution and the Ley de Hidrocarburos (Hydrocarbons Law) allow other oil and gas companies, in addition to us, to carry out certain activities related to the energy sector in Mexico, including exploration and production activities, and the import and sale of gasoline. As a result, we face competition for the right to explore and develop new oil and gas reserves in Mexico. We also face competition in connection with certain refining, transportation and processing activities. Increased competition could make it difficult for us to hire and retain skilled personnel. While we have not yet experienced significant adverse effects from increased competition, there can be no assurances that we will not experience such adverse effects in the future. If we are unable to compete successfully with other oil and gas companies in the energy sector in Mexico, our results of operations and financial condition may be adversely affected.

We participate in strategic alliances, joint ventures and other joint arrangements. These arrangements may not perform as expected, which could harm our reputation and have an adverse effect on our business, results of operations and financial condition.

We have not entered into any strategic alliances, joint ventures and other joint arrangements since 2018, but we continue to participate in arrangements entered into prior to 2018 and currently enter into long-term service contracts for oil production (contratos de servicios integrales de exploración y extracción, or CSIEEs). These arrangements are intended to reduce risks in exploration and production, refining, transportation and processing activities. Our partners in such arrangements may, as a result of financial or other difficulties, be unable or unwilling to fulfill their financial or other obligations under our agreements, threatening the viability of the relevant project. In addition, our partners may have inconsistent or opposing economic or business interests and take action contrary to our policies or objectives, which could be to our overall detriment. If our strategic alliances, joint ventures and other joint arrangements do not perform as expected, our reputation may be harmed and our business, financial condition and results of operations could be adversely affected.

We are subject to Mexican and international anti-corruption, anti-bribery and anti-money laundering laws. Our failure to comply with these laws could result in penalties, which could harm our reputation and have an adverse effect on our business, results of operations and financial condition.

We are subject to Mexican and international anti-corruption, anti-bribery and anti-money laundering laws. See “Item 4—Information on the Company—General Regulatory Framework” in the Form 20-F. Although we maintain policies and processes intended to comply with these laws, including the review of our internal control over financial reporting, we are subject to the risk that our management, employees, contractors or any person doing business with us may engage in fraudulent activity, corruption or bribery, circumvent or override our internal controls and procedures or misappropriate or manipulate our assets for their personal benefit or of third parties to our detriment. This risk is heightened by the fact that we have a large number of complex, valuable contracts with local and foreign third parties. Although we have systems in place for identifying, monitoring and mitigating these risks, our systems may not be effective and we cannot ensure that these compliance policies and processes will prevent intentional, reckless or negligent acts committed by our management, employees, contractors or any person doing business with us. Any failure—real or perceived—by our management, employees, contractors or any person doing business with us to comply with applicable governance or regulatory obligations could harm our reputation, limit our ability to obtain financing and otherwise have a material adverse effect on our business, financial condition and results of operations.

If we fail to comply with any applicable anti-corruption, anti-bribery or anti-money laundering laws, we and our management, employees, contractors or any person doing business with us may be subject to criminal, administrative or civil penalties and other measures, which could have material adverse effects on our reputation, business, financial condition and results of operations. Any investigation of potential violations of anti-corruption, anti-bribery or anti-money laundering laws by governmental authorities in Mexico or other jurisdictions could result in an inability to prepare our consolidated financial statements in a timely manner and could adversely impact our reputation, ability to access financial markets and ability to obtain contracts, assignments, permits and other government authorizations necessary to participate in our industry, which, in turn, could have adverse effects on our business, results of operations and financial condition.

Risks not contemplated in our insurance policies may affect our results of operations and financial condition.

We purchase comprehensive insurance policies covering most of the risks related to production, equipment and transportation risks, criminal acts, blockades to our facilities, cyber-attacks, failure in our information technology system and deliberate acts of terror. However, these policies may not cover all liabilities, and insurance may not be available in the market for some of the consequential risks. Further, certain of our insurance policies exclude coverage under certain conditions, such as failure to comply with our internal standards, applicable safety laws or standards, the manufacturer’s instructions or recommendations from the insurance company. There can be no assurance that significant incidents will not occur in the future, that insurance will adequately cover the entire scope or extent of our losses or that we will not be held responsible for such incidents. The occurrence of a significant incident or unforeseen liability for which we are not fully insured or for which insurance recovery is significantly delayed could have a material adverse effect on our results of operations and financial condition. See “Item 4—Information on the Company—Business Overview—PEMEX Corporate Matters—Insurance” in the Form 20-F.

Since June 2019, due to the tightening of the insurance market, both in Mexico and internationally, we have been unable to obtain a directors and officers liability insurance policy. As a result, as of the date of this prospectus, directors and officers do not have such coverage. Notwithstanding the foregoing, we remain in pursuit of this coverage in order to recover it as soon as possible.

Our management has identified material weaknesses in our internal control over financial reporting in recent years and has concluded that our internal control over financial reporting was not effective at December 31, 2020, which may have a material adverse result on our results of operation and financial condition.

Our management identified one material weaknesses in our internal control over financial reporting in 2020. For further information on the material weakness identified by our management in 2020, see “Item 15—Controls and Procedures—Management’s Annual Report on Internal Control over Financial Reporting” in the Form 20-F. In light of the identified material weakness, our management concluded that our internal control over financial reporting was not effective at December 31, 2020. Although we are developing and implementing several measures to remedy these material weaknesses, we cannot be certain that there will be no other material weaknesses in our internal control over financial reporting in the future.

In addition, our management identified material weaknesses in our internal control over financial reporting in connection with the preparation of our consolidated financial statements as of and for each of the years ended December 31, 2015, 2016, 2017, 2018, and 2020. In light of the identified material weaknesses, our management concluded that our internal control over financial reporting was not effective at December 31 of each of those years. We disclosed the circumstances giving rise to these material weaknesses—which were generally different from one year to the next—in our annual reports on Form 20-F corresponding to each of those years. As of the date of this prospectus, we believe that each of these material weaknesses has been remediated, except for the 2020 material weakness for which we are in the process of implementing the corresponding remediation actions. For more information, see “Item 15––Controls and Procedures––Management’s Annual Report on Internal Control over Financial Reporting” in the Form 20-F.

If our efforts to remediate the material weaknesses identified in 2020 are unsuccessful, we may be unable to report our results of operations for future periods accurately and in a timely manner and make our required filings with government authorities, including the SEC. We cannot be certain that additional material weaknesses will not develop or be discovered in the future. There is also a risk that there could be accounting errors in our financial reporting, and we cannot be certain that in the future additional material weaknesses will not exist or otherwise be discovered. Any of these occurrences could adversely affect our results of operation and financial condition.

Our compliance with environmental regulations in Mexico, including in connection with efforts to address climate change, could result in material adverse effects on our results of operations.

A wide range of general and industry-specific Mexican federal and state environmental laws and regulations apply to our operations; these laws and regulations are often difficult and costly to comply with and carry substantial penalties for non-compliance. This regulatory burden increases our costs because it requires us to make significant capital expenditures and limits our ability to extract hydrocarbons, resulting in lower revenues. For an estimate of our accrued environmental liabilities, see “Item 4—Information on the Company—Environmental Regulation—Environmental Liabilities” in the Form 20-F. Growing international concern over greenhouse gas emissions and climate change could result in new laws and regulations that could adversely affect our results of operations and financial condition. International agreements, including the Paris Agreement approved by the Mexican Government, contemplate coordinated efforts to combat climate change. We may become subject to market changes, including carbon taxes, efficiency standards, cap-and-trade and emission allowances and credits. These measures could increase our operating and maintenance costs, increase the price of our hydrocarbon products and possibly shift consumer demand to lower-carbon sources. See “Item 4—Environmental Regulation—Climate Change” in the Form 20-F, for more information on the Mexican Government’s current legal and regulatory framework for combatting climate change.

Discontinuation, reform or replacement of the London Interbank Offered Rate (or LIBOR) or other benchmark interest rates, or uncertainty related to the potential for any of the foregoing, may impact our business.

As of December 31, 2020 and September 30, 2021, we had Ps. 158.8 billion (U.S. $7.8 billion) and Ps. 194.5 billion (U.S. $9.6 billion), respectively, of variable rate indebtedness linked to LIBOR or other benchmark rates (see Note 8e to the September 2021 interim financial statements for further information about LIBOR reference rates transition). In July 2017, the U.K. Financial Conduct Authority, which regulates LIBOR, announced its intention to phase out the use of LIBOR by the end of 2021. However, in November 2020, ICE Benchmark Administration Limited (“ICE”) announced an extension of the most common dollar LIBOR rates to June 2023. In addition, other regulators have suggested reforming or replacing other benchmark rates. As there is not yet definitive information regarding the phase-out of LIBOR, we cannot currently predict the effect of the discontinuation, reform or replacement of LIBOR. However, the phase out of LIBOR and the discontinuation, reform or replacement of other benchmark rates may have an unpredictable impact on, or cause disruption to, the broader financial markets or borrowing costs to borrowers. These developments may in turn increase the cost of our variable rate indebtedness or otherwise have an adverse effect on our results of operations and financial condition.

Risk Factors Related to Mexico

Economic conditions, the impacts of the COVID-19 pandemic and government policies in Mexico and elsewhere may have a material impact on our operations.

A deterioration in Mexico’s economic condition, social instability, political unrest or other adverse social developments in Mexico could adversely affect our business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting our ability to obtain new financing and service our debt. Additionally, the Mexican Government in November 2015, February 2016 and September 2016 announced budget cuts in response to declines in international crude oil prices. Although the Mexican Government did not reduce our budget in 2017 and announced a budget increase in each of December of 2018 and 2019, given the ongoing impact of the COVID-19 pandemic on our business and the global economy, on July 14, 2020, the Board of Directors of Petróleos Mexicanos authorized the amendment of the 2020 budget for Petróleos Mexicanos and the subsidiary entities. This amendment decreased our budget revenue by Ps. 4.5 billion, which was offset by a net decrease in expenses of Ps. 21.0 billion, consisting of (1) a decrease in investment expenditure by Ps. 28.0 billion (including non-capitalizable maintenance), (2) an increase in operating expense of Ps. 7.0 billion and (3) an increase in financing cost of Ps. 16.5 billion. Further, the Mexican Government may reduce our budget in the future. Any new budget cuts could adversely affect the Mexican economy and, consequently, our business, financial condition, operating results and prospects. See “Risk Factors—Risk Factors Related to our Relationship with the Mexican Government—The Mexican Government controls us and it could limit our ability to satisfy our external debt obligations or could reorganize or transfer us or our assets.” below.

In addition, many countries around the world, including Mexico, are suffering significant economic and social crises as a result of the ongoing COVID-19 pandemic as well as oil price volatility, and these events may continue for a sustained period of time. In addition to these economic effects, the COVID-19 pandemic has adversely impacted, and continues to adversely impact, our workforce and the places in which we operate and could significantly disrupt our operations. Given that the impact of the COVID-19 pandemic will likely continue for an extended period of time, it could adversely affect our ability to operate our business in the manner and on the timelines previously planned. The extent to which COVID-19 or other health pandemics or epidemics may impact Mexico and the Mexican economy and, in turn, our results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may worsen or reemerge, as applicable, and could adversely affect our financial condition, as well as our ability to service our debt. A deterioration in international financial or economic conditions, such as a slowdown in growth or recessionary conditions in Mexico’s trading partners, including the United States, or the emergence of a new financial crisis, could have adverse effects on the Mexican economy, our financial condition and our ability to service our debt, including by adversely affecting the Mexican Government’s capacity to support us.

Changes in Mexico’s exchange control laws may hamper our ability to service our foreign currency debt.

The Mexican Government does not currently restrict the ability of Mexican companies or individuals to convert pesos into other currencies. However, we cannot provide assurances that the Mexican Government will maintain its current policies with regard to the peso. In the future, the Mexican Government could impose a restrictive exchange control policy, as it has done in the past. Mexican Government policies preventing us from exchanging pesos into U.S. dollars could hamper our ability to service our foreign currency obligations, including our debt, the majority of which is denominated in currencies other than pesos.

Mexico has experienced a period of increasing criminal activity, which could affect our operations.

In recent years, Mexico has experienced a period of increasing criminal activity, primarily due to the activities of drug cartels and related criminal organizations. In addition, the development of the illicit market in fuels in Mexico has led to increases in theft and illegal trade in the fuels that we produce. In response, the Mexican Government has implemented various security measures and has strengthened its military and police forces, and we have also established various strategic measures aimed at decreasing incidents of theft and other criminal activity directed at our facilities and products. See “Item 8—Financial Information—Legal Proceedings—Actions Against the Illicit Market in Fuels” in the Form 20-F. Despite these efforts, criminal activity continues to exist in Mexico, some of which may target our facilities and products. These activities, their possible escalation and the violence associated with them, in an extreme case, may have a negative impact on our financial condition and results of operations.

Economic and political developments in Mexico and the United States may adversely affect Mexican economic policy and, in turn, PEMEX’s operations.

Political events in Mexico may significantly affect Mexican economic policy and, consequently, our operations. Since December 1, 2018, Mr. Andrés Manuel López Obrador, a member of the Movimiento Regeneración Nacional (National Regeneration Movement, or MORENA), has served as the president of Mexico. On June 6, 2021, intermediate elections were held in Mexico to elect 500 members of the Chamber of Deputies (Cámara de Diputados). The newly elected members of the Chamber of Deputies took office on September 1, 2021.

The current administration and the Mexican Congress have the power to revise the legal framework that governs us and they are currently discussing a number of reforms that could affect economic conditions of the energy sector in Mexico. Until any reform has been adopted and implemented, we cannot predict how these policies could impact our results of operations and financial position. We cannot provide any assurances that political developments in Mexico will not have an adverse effect on the Mexican economy or oil and gas industry and, in turn, our business, results of operations and financial condition, including our ability to repay our debt.

Economic conditions in Mexico are highly correlated with economic conditions in the United States due to the physical proximity and the high degree of economic activity between the two countries generally, including the trade facilitated initially by the North American Free Trade Agreement, or NAFTA, and now by its successor, the United States-Mexico-Canada Agreement, or the USMCA. As a result, political developments in the United States, including changes in the administration and governmental policies, can also have an impact on the exchange rate between the U.S. dollar and the Mexican peso, economic conditions in Mexico and the global capital markets.

During 2020, our export sales to the United States amounted to Ps. 303.8 billion, representing 31.9% of total sales and 68.2% of export sales for the year. While the USMCA provides that exports of petrochemical products from Mexico to the United States will continue to enjoy a zero-tariff rate, any shift in the trade relationships between Mexico and the United States and Canada as a result of the implementation of the USMCA could require us to renegotiate our contracts or lose business, resulting in a material adverse impact on our business and results of operations.

In addition, because the Mexican economy is heavily influenced by the U.S. economy, policies that may be adopted by the U.S. government may adversely affect economic conditions in Mexico. These developments could in turn have an adverse effect on our financial condition, results of operations and ability to repay our debt.

Risk Factors Related to our Relationship with the Mexican Government

The Mexican Government controls us and it could limit our ability to satisfy our external debt obligations or could reorganize or transfer us or our assets.

We are controlled by the Mexican Government and our annual budget may be adjusted by the Mexican Government in certain respects. Pursuant to the Petróleos Mexicanos Law, Petróleos Mexicanos was transformed from a decentralized public entity to a productive state-owned company on October 7, 2014. The Petróleos Mexicanos Law establishes a special regime governing, among other things, our budget, debt levels, administrative liabilities, acquisitions, leases, services and public works. This special regime provides Petróleos Mexicanos with additional technical and managerial autonomy and, subject to certain restrictions, with additional autonomy with respect to our budget. Notwithstanding this increased autonomy, the Mexican Government still controls us and has the power to adjust our financial balance goal, which represents our targeted net cash flow for the fiscal year based on our projected revenues and expenses, and our annual wage and salary expenditures, subject to the approval of the Chamber of Deputies.

The adjustments to our annual budget mentioned above may compromise our ability to develop the reserves assigned to us by the Mexican Government and to successfully compete with other oil and gas companies that may enter the Mexican energy sector. See “Item 4—General Regulatory Framework” in the Form 20-F, for more information about the Mexican Government’s authority with respect to our budget. In addition, the Mexican Government’s control over us could adversely affect our ability to make payments under any securities issued by Petróleos Mexicanos. Although we are wholly owned by the Mexican Government, our financing obligations do not constitute obligations of and are not guaranteed by the Mexican Government. See “Risk Factors—Risk Factors Related to our Relationship with the Mexican Government—Our financing obligations are not guaranteed by the Mexican Government.” below.

The Mexican Government’s agreements with international creditors may affect our external debt obligations. In certain past debt restructurings of the Mexican Government, Petróleos Mexicanos’ external indebtedness was treated on the same terms as the debt of the Mexican Government and other public-sector entities, and it may be treated on similar terms in any future debt restructuring. In addition, Mexico has entered into agreements with official bilateral creditors to reschedule public-sector external debt. Mexico has not requested restructuring of bonds or debt owed to multilateral agencies.

The Mexican Government has the power, if the Mexican Constitution and federal law were amended, to reorganize our corporate structure, including a transfer of all or a portion of our assets to an entity not controlled, directly or indirectly, by the Mexican Government. See “Risk Factors—Risk Factors Related to Mexico” above.

Our financing obligations are not guaranteed by the Mexican Government.

Although Petróleos Mexicanos is wholly owned by the Mexican Government, our financing obligations do not constitute obligations of and are not guaranteed by the Mexican Government. As a result, the Mexican Government would have no legal obligation to make principal or interest payments on our debt if we were unable to satisfy our financial obligations.

We pay significant taxes and duties to the Mexican Government, and, if certain conditions are met, we may be required to pay a state dividend, which may limit our capacity to expand our investment program or negatively impact our financial condition generally.

We are required to make significant payments to the Mexican Government, including in the form of taxes and duties, which may limit our ability to make capital investments. During the first nine months of 2021, our total taxes and duties were 25.8% of our net sales in the form of taxes and duties, which constituted a substantial portion of the Mexican Government’s revenues. On April 21, 2020, the Mexican Government, through a presidential decree, granted us a reduction in our tax burden equal to Ps. 65.0 billion for 2020 via a tax credit applicable to the Derecho por la Utilidad Compartida (“Profit-sharing Duty”). On February 19, 2021, the Mexican Government, through a presidential decree, granted us a reduction in our tax burden equal to Ps. 73.3 billion for 2021 via a tax credit applicable to the Profit-sharing Duty, which, as of September 30, 2021, we have applied in the amount of Ps. 54.9 billion.

In addition, we are generally required, subject to the conditions set forth in the Petróleos Mexicanos Law, to pay a state dividend to the Mexican Government. We were not required to pay a state dividend in 2016, 2017, 2018, 2019 and 2020, and we will not be required to pay a state dividend in 2021. See “Item 8—Financial Information—Dividends” in the Form 20-F for more information. Although the Mexican Government has on occasion indicated a willingness to reduce its reliance on payments made by us and recent changes to the fiscal regime applicable to us are designed in part to reduce such reliance by the Mexican Government, we cannot provide assurances that we will not be required to continue to pay a large proportion of our sales revenue to the Mexican Government. See “Item 4—Information on the Company—Taxes, Duties and Other Payments to the Mexican Government—Fiscal Regime” in the Form 20-F. In addition, the Mexican Government may change the applicable rules in the future.

The Mexican Government has entered into agreements with other nations to limit production.

Although Mexico is not a member of OPEC, from time to time it enters into agreements with OPEC and non-OPEC countries to reduce global crude oil supply. Most recently, on April 12, 2020, Mexico entered into an agreement with OPEC+ pursuant to which it agreed to reduce its crude oil production by 100,000 barrels per day for a period of two months beginning on May 1, 2020. We do not control the Mexican Government’s international affairs and the Mexican Government could enter into further agreements with OPEC, OPEC+ or other countries to reduce our crude oil production or exports in the future. A reduction in our oil production or exports may have an adverse effect on our business, results of operations and financial condition. For more information, see “Item 4—Trade Regulation, Export Agreements and Production Agreements” in the Form 20-F.

The Mexican nation, not us, owns the hydrocarbon reserves located in Mexico and our right to continue to extract these reserves is subject to the approval of the Secretaría de Energía (Ministry of Energy, or SENER).

The Mexican Constitution provides that the Mexican nation, not us, owns all petroleum and other hydrocarbon reserves located in the subsoil in Mexico. Article 27 of the Mexican Constitution provides that the Mexican Government will carry out exploration and production activities through agreements with third parties and through assignments to and agreements with us. We and other oil and gas companies are allowed to explore and extract the petroleum and other hydrocarbon reserves located in Mexico, subject to assignment of rights by the SENER and entry into agreements pursuant to a competitive bidding process.

Access to crude oil and natural gas reserves is essential to an oil and gas company’s sustained production and generation of income, and our ability to generate income would be materially and adversely affected if the Mexican Government were to restrict or prevent us from exploring or extracting any of the crude oil and natural gas reserves that it has assigned to us or if we are unable to compete effectively with other oil and gas companies in future bidding rounds for additional exploration and production rights in Mexico. For more information, see “—We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget and our inability to obtain financing may limit our ability to make capital investments.” below.

Information on Mexico’s hydrocarbon reserves is based on estimates, which are uncertain and subject to revisions.

The information on oil, gas and other reserves set forth in this prospectus is based on estimates. Reserves valuation is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner; the accuracy of any reserves estimate depends on the quality and reliability of available data, engineering and geological interpretation and subjective judgment. Additionally, estimates may be revised based on subsequent results of drilling, testing and production. These estimates are also subject to certain adjustments based on changes in variables, including crude oil prices. Therefore, proved reserves estimates may differ materially from the ultimately recoverable quantities of crude oil and natural gas. Downward revisions in our reserve estimates could lead to lower future production, which could have an adverse effect on our results of operations and financial condition. See “—Risk Factors Related to Our Operations—Crude oil, natural gas and petroleum products prices are volatile and low crude oil and natural gas prices adversely affect our income and cash flows and the amount of hydrocarbon reserves that we have the right to extract and sell” above. We revise annually our estimates of hydrocarbon reserves that we are entitled to extract and sell, which may result in material revisions to these estimates. Our ability to maintain our long-term growth objectives for oil production depends on our ability to successfully develop our reserves, and failure to do so could prevent us from achieving our long-term goals for growth in production.

The Comisión Nacional de Hidrocarburos (National Hydrocarbon Commission, or CNH) has the authority to review and approve our estimated hydrocarbon reserves estimates and may require us to make adjustments to these estimates. A request to adjust these reserves estimates could result in our inability to prepare our consolidated financial statements in a timely manner. This could adversely impact our ability to access financial markets, obtain contracts, assignments, permits and other government authorizations necessary to participate in the crude oil and natural gas industry, which, in turn, could have an adverse effect on our business, results of operations and financial condition.

We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget and our inability to obtain financing may limit our ability to make capital investments.

Because our ability to maintain, as well as increase, our oil production levels is highly dependent upon our ability to successfully develop existing hydrocarbon reserves and, in the long term, upon our ability to obtain the right to develop additional reserves, we continually invest capital to enhance our hydrocarbon recovery ratio and improve the reliability and productivity of our infrastructure.

The development of the reserves that were assigned to us by the Mexican Government will demand significant capital investments and will pose significant operational challenges. Our right to develop the reserves assigned to us is conditioned on our ability to develop such reserves in accordance with our development plans, which were based on our technical, financial and operational capabilities at the time. We cannot provide assurances that we will have or will be able to obtain, in the time frame that we expect, sufficient resources or the technical capacity necessary to explore and extract the reserves that the Mexican Government assigned to us, or that it may grant to us in the future. In the past, we have reduced our capital expenditures in response to declining oil prices, and unless we are able to increase our capital expenditures, we may not be able to develop the reserves assigned to us in accordance with our development plans. We would lose the right to continue to extract these reserves if we fail to develop them in accordance with our development plans, which could adversely affect our operating results and financial condition. In addition, increased competition in the oil and gas sector in Mexico may increase the costs of obtaining additional acreage in potential future bidding rounds for the rights to new reserves.

Our ability to make capital expenditures is limited by the substantial taxes and duties that we pay to the Mexican Government, the ability of the Mexican Government to adjust certain aspects of our annual budget, cyclical decreases in our revenues primarily related to lower oil prices and any constraints on our liquidity. The availability of financing may limit our ability to make capital investments that are necessary to maintain current production levels and decrease the proved hydrocarbon reserves that we are entitled to extract. For more information on the liquidity constraints we are exposed to, see “Risk Factors—Risk Factors Related to Our Operations—We have a substantial amount of indebtedness and other liabilities and are exposed to liquidity constraints, which could make it difficult for us to obtain financing on favorable terms and could adversely affect our financial condition, results of operations and ability to repay our debt.” above.

In addition, we have entered into strategic alliances, joint ventures and other joint arrangements with third parties in order to develop our reserves. If we were unable to find partners for such joint arrangements, or if our partners were to significantly default on their obligations to us, we may be unable to maintain production levels or extract from our reserves. Moreover, we cannot assure you that these strategic alliances, joint ventures and other joint arrangements will be successful or reduce our capital commitments. For more information, see “Risk Factors—Risk Factors Related to Our Operations—We participate in strategic alliances, joint ventures and other joint arrangements. These arrangements may not perform as expected, which could harm our reputation and have an adverse effect on our business, results of operations and financial condition.” above and “Item 4—Information on the Company—History and Development—Capital Expenditures” in the Form 20-F.

The Mexican Government has historically imposed price controls in the domestic market on our products.

The Mexican Government has from time to time imposed price controls on the sales of natural gas, liquefied petroleum gas, gasoline, diesel, gas oil intended for domestic use, fuel oil and other products. As a result of these price controls, we have not been able to pass on all of the increases in the prices of our product purchases to our customers in the domestic market when the peso depreciates in relation to the U.S. dollar. A depreciation of the peso increases our cost of imported oil and gas products, without a corresponding increase in our revenues unless we are able to increase the price at which we sell products in Mexico.

In accordance with the Ley de Ingresos de la Federación para el Ejercicio Fiscal de 2017 (2017 Federal Revenue Law), during 2017 the Mexican Government gradually removed price controls on gasoline and diesel as part of the liberalization of fuel prices in Mexico. As of the date of this prospectus, sales prices of gasoline and diesel have been fully liberalized and are determined by the free market. For more information, see “Item 4—Information on the Company—Business Overview—Industrial Transformation” in the Form 20-F. However, we do not control the Mexican Government’s domestic policies and the Mexican Government could impose additional price controls on the domestic market in the future. The imposition of such price controls would adversely affect our results of operations. For more information, see “Item 4—Information on the Company—Business Overview—Refining—Pricing Decrees” and “Item 4—Information on the Company—Business Overview—Gas and Aromatics—Pricing Decrees” in the Form 20-F.

We may claim some immunities under the Foreign Sovereign Immunities Act and Mexican law, and your ability to sue or recover may be limited.

We are public-sector entities of the Mexican Government. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. Under certain circumstances, Mexican law may limit your ability to enforce judgments against us in the courts of Mexico. We also do not know whether Mexican courts would enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws. Therefore, even if you were able to obtain a U.S. judgment against us, you might not be able to obtain a judgment in Mexico that is based on that U.S. judgment. Moreover, you may not be able to enforce a judgment against our property in the United States except under the limited circumstances specified in the Foreign Sovereign Immunities Act of 1976, as amended. Finally, if you were to bring an action in Mexico seeking to enforce our obligations under any securities issued by Petróleos Mexicanos, satisfaction of those obligations may be made in pesos, pursuant to the laws of Mexico.

Our directors and officers, as well as some of the experts named in this prospectus, reside outside the United States. Substantially all of our assets and those of most of our directors, officers and experts are located outside the United States. As a result, investors may not be able to effect service of process on our directors or officers or those experts within the United States.

Risks Related to Non-Participation in the Exchange Offers

If holders of old securities do not participate in the exchange offers, the old securities will continue to be subject to transfer restrictions.

Holders of old securities that are not registered under the Securities Act who do not exchange their unregistered old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

Risks Related to the New Securities

The market for the new securities or the old securities may not be liquid, and market conditions could affect the price at which the new securities or the old securities trade.

The issuer will apply, through its listing agent, to have the new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF. In the event that the new securities are admitted to trading on the Euro MTF, we will use our best efforts to maintain such listing; provided that if legislation is adopted in Luxembourg in a manner that would require us to publish our financial statements according to accounting principles or standards that are materially different from those we apply in our financial reporting under the securities laws of Mexico and the United States or that would otherwise impose requirements on us or the guarantors that we determine in good faith are unduly burdensome, the issuer may de-list the new securities and/or the old securities. The issuer will use its reasonable best efforts to obtain an alternative admission to listing, trading or quotation for such securities by another listing authority, exchange or system within or outside the European Union, as the issuer may reasonably decide, although there can be no assurance that such alternative listing will be obtained.

In addition, the issuer cannot promise that a market for either the new securities or the old securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities or the old securities. This could cause the new securities or the old securities to trade at prices that may be lower than their principal amount or their initial offering price.

The new securities will contain provisions that permit the issuer to amend the payment terms of the new securities without the consent of all holders.

The new securities will contain provisions regarding acceleration and voting on amendments, modifications and waivers which are commonly referred to as collective action clauses. Under these provisions, certain key terms of a series of the new securities may be amended, including the maturity date, interest rate and other payment terms, without the consent of all of the holders. See “Description of the New Securities—Modification and Waiver” below.

The rating of the new securities may be lowered or withdrawn depending on various factors, including the rating agencies’ assessments of our financial strength and Mexican sovereign risk.

The rating of the new securities addresses the likelihood of payment of principal at their maturity. The rating also addresses the timely payment of interest on each payment date. The rating of the new securities is not a recommendation to purchase, hold or sell the new securities, and the rating does not comment on market price or suitability for a particular investor.

Any downgrade in or withdrawal of our corporate or debt ratings may adversely affect the rating and price of the new securities. We cannot assure you that the rating of the new securities or our corporate rating will continue for any given period of time or that the rating will not be further lowered or withdrawn. This downgrade is not, and any further downgrade in or withdrawal of the ratings will not be, an event of default under the indenture.

An assigned rating may be raised or lowered depending, among other things, on the respective rating agency’s assessment of our financial strength, as well as its assessment of Mexican sovereign risk generally. Any further downgrade in or withdrawal of the rating of the new securities or our corporate rating may adversely affect the price of the new securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains words, such as “believe,” “expect,” “anticipate” and similar expressions that identify forward-looking statements, which reflect our views about future events and financial performance. We have made forward-looking statements that address, among other things, our:

•	exploration and production activities, including drilling;

•	activities relating to import, export, refining, transportation, storage and distribution of petrochemicals, petroleum, natural gas and oil products;

•	activities relating to our lines of business;

•	projected and targeted capital expenditures and other costs;

•	trends in international and Mexican crude oil and natural gas prices;

•	liquidity and sources of funding, including our ability to continue operating as a going concern;

•	farm-outs, joint ventures and strategic alliances with other companies; and

•	the monetization of certain of our assets.

Actual results could differ materially from those projected in such forward-looking statements as a result of various factors that may be beyond our control. These factors include, but are not limited to:

•	general economic and business conditions, including changes in international and Mexican crude oil and natural gas prices, refining margins and prevailing exchange rates;

•	credit ratings and limitations on our access to sources of financing on competitive terms;

•	our ability to find, acquire or gain access to additional reserves and to develop, either on our own or with our strategic partners, the reserves that we obtain successfully;

•	the level of financial and other support we receive from the Mexican Government;

•	global or national health concerns, including the outbreak of pandemic or contagious disease, such as the ongoing COVID-19, commonly known as coronavirus, pandemic;

•	effects on us from competition, including on our ability to hire and retain skilled personnel;

•	uncertainties inherent in making estimates of oil and gas reserves, including recently discovered oil and gas reserves;

•	technical difficulties;

•	significant developments in the global economy;

•	significant economic or political developments in Mexico and the United States;

•	developments affecting the energy sector;

•	changes in, or failure to comply with, our legal regime or regulatory environment, including with respect to tax, environmental regulations, fraudulent activity, corruption and bribery;

•	receipt of governmental approvals, permits and licenses;

•	natural disasters, accidents, blockades and acts of sabotage or terrorism;

•	the cost and availability of adequate insurance coverage; and

•	the effectiveness of our risk management policies and procedures.

Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of their dates, and we undertake no obligation to update or revise any of them, whether as a result of new information, future events or otherwise.

For a discussion of important factors that could cause actual results to differ materially from those contained in any forward-looking statement, you should read “Risk Factors” above.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new securities under the exchange offer. In consideration for issuing the new securities as contemplated in this prospectus, we will receive in exchange an equal principal amount of old securities, which will be cancelled. Accordingly, the exchange offer will not result in any increase in our indebtedness or the guarantors’ indebtedness. The net proceeds we received from issuing the old securities were and are being used to finance our investment program and working capital needs or to redeem, repurchase or refinance our indebtedness.

CAPITALIZATION OF PEMEX

The following table sets forth the capitalization of PEMEX at September 30, 2021.

	At September 30, 2021(1)(2)
	(millions of pesos or U.S. dollars)
Long-term leases, net of current portion(3)	Ps.53,127	U.S. $	2,616

Long-term external debt	1,674,825		82,479
Long-term domestic debt	152,018		7,486

Total long-term debt, net of current portion(4)	1,826,843		89,965
Total long-term leases and long-term debt, net of current portion	1,879,970		92,581
Certificates of Contribution “A”(5)	692,781		34,117
Mexican Government contributions to Petróleos Mexicanos	43,731		2,154
Legal reserve	1,002		49
Accumulated other comprehensive result	(4,837)		(238)
Accumulated deficit from prior years	(2,723,476)		(134,122)
Net (loss)(6)	(100,094)		(4,929)

Total controlling interest	(2,090,893)		(102,969)
Total non-controlling interest	226		11

Total equity (deficit)	(2,090,667)		(102,958)

Total capitalization(7)	(210,697)		(10,377)

Note: Numbers may not total due to rounding.

(1)	Derived from September 2021 interim financial statements, which are unaudited.
(2)

Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 20.3060 = U.S. $1.00 as of September 30, 2021. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.

(3)	Total long-term leases does not include short-term leases of Ps. 7,227 million (U.S. $356 million) as of September 30, 2021.
(4)	Total long-term debt does not include short-term indebtedness and current portion of long-term debt of Ps. 468,639 million (U.S. $23,079 million) as of September 30, 2021.
(5)	Equity instruments held by the Mexican Government.
(6)	Excluding amounts attributable to non-controlling interests of Ps. (144) million for the nine-month period ended September 30, 2021.
(7)	Refers to Total long-term leases, net of current portion and long-term debt, net of current portion plus Total equity (deficit).

Source: September 2021 interim financial statements.

GUARANTORS

The guarantors—Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics, and their respective successors and assignees—are productive state-owned companies of the Mexican Government. On March 27, 2015, the Board of Directors of Petróleos Mexicanos approved the acuerdos de creación (creation resolutions) of each guarantor. The guarantors were later formed upon the effectiveness of their respective creation resolutions, as follows: (1) Pemex Exploration and Production was created on June 1, 2015; (2) Pemex Logistics was created on October 1, 2015; and (3) Pemex Industrial Transformation was created on November 1, 2015. For more information about the guarantors, including their creation, see “Item 4—Information on the Company—History and Development—Corporate Structure” in the Form 20-F. Each of the guarantors is a legal entity empowered to own property and carry on business in its own name. The executive offices of each of the guarantors are located at Avenida Marina Nacional No. 329, Colonia Verónica Anzures, Alcaldía Miguel Hidalgo, 11300, Ciudad de México, México. Our telephone number, which is also the telephone number for the guarantors, is (52-55) 9126-2940.

As of the date of this prospectus, the activities of the issuer and the guarantors are regulated primarily by:

•	the Petróleos Mexicanos Law, which took effect, with the exception of certain provisions, on October 7, 2014, and repeals the Petróleos Mexicanos Law that became effective as of November 29, 2008; and

•

the Hydrocarbons Law, which took effect on August 12, 2014, and repeals the Ley Reglamentaria del Artículo 27 Constitucional en el Ramo del Petróleo (Regulatory Law to Article 27 of the Mexican Constitution Concerning Petroleum Affairs).

The operating activities of the issuer are allocated among the guarantors, each of which has the characteristics of a subsidiary of the issuer. The principal business lines of the guarantors are as follows:

•

Pemex Exploration and Production explores for and exploits crude oil and natural gas and transports, stores and markets these hydrocarbons, performs well drilling, termination and repair and related well services;

•

Pemex Industrial Transformation refines, processes, imports, exports, markets, and sells hydrocarbons, oil, natural gas and petrochemicals. Pemex Industrial Transformation also commercializes, distributes and trades methane, ethane and propylene, directly or through others and also produces, distributes and trades ammonia and its derivatives and fertilizers; and

•

Pemex Logistics provides oil, petroleum products and petrochemicals transportation and storage and other related services to us and to others through pipelines, and maritime and land channels, as well as the sale of storage and management services.

For further information about the legal framework governing the guarantors, see “Item 4—Information on the Company—History and Development” in the Form 20-F. Copies of the Petróleos Mexicanos Law that took effect on October 7, 2014, will be available at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg.

For information relating to the financial statements of the guarantors, see Note 30 to the 2020 financial statements. As of the date of this prospectus, none of the guarantors publish their own financial statements.

THE EXCHANGE OFFERS

This is a summary of the exchange offers and the material provisions of the exchange and registration rights agreements that we entered into (A) on October 16, 2020 with the initial purchasers of U.S. $1,500,000,000 of 2025 old securities, (B) on December 16, 2021 with the initial purchasers of U.S. $1,000,000,000 of original 2032 old securities, and (C) on December 23, 2021 with the dealer managers relating to U.S. $5,813,567,000 of additional 2032 old securities. This section may not contain all the information that you should consider regarding the exchange offers and the exchange and registration rights agreements before participating in the exchange offers. For more detail, you should refer to the exchange and registration rights agreements, which we have filed with the SEC as exhibits to the registration statement. You can obtain a copy of the document by following the instructions under the heading “Available Information.”

Background and Purpose of the Exchange Offer

We sold U.S. $1,500,000,000 of 2025 old securities to a group of initial purchasers pursuant to a terms agreement dated October 8, 2020. The initial purchasers then resold such 2025 old securities to other purchasers in offshore transactions in reliance on Regulation S of the Securities Act and to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

We also sold U.S. $1,000,000,000 of 2032 old securities to a group of initial purchasers pursuant to a terms agreement dated December 7, 2021. The initial purchasers then resold such 2032 old securities to other purchasers in offshore transactions in reliance on Regulation S of the Securities Act and to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

On December 23, 2021, we issued U.S. $5,813,567,000 of 2032 old securities pursuant to private exchange offers that we commenced in December 2021 in transactions exempt from the registration requirements of the Securities Act.

We also entered into exchange and registration rights agreements with the initial purchasers and dealer managers with respect to the 2025 old securities and the 2032 old securities. As long as we determine that applicable law permits us to make the exchange offers, the exchange and registration rights agreements require that we use our best efforts to:

Action	Date required
1. File a registration statement for a registered exchange offer relating to new securities with terms substantially similar to the relevant series of old securities	September 30, 2021, for the 2025 old securities, and September 30, 2022 for the 2032 old securities

2. Cause the registration statement to be declared effective by the SEC	March 1, 2022, for the 2025 old securities, and March 1, 2023 for the 2032 old securities

3. Commence and complete the exchange offers and issue the new securities in exchange for all old securities of the relevant series tendered in the exchange offer	April 5, 2022, for the 2025 old securities, and April 5, 2023 for the 2032 old securities

The exchange offers described in this prospectus will satisfy our obligations under the exchange and registration rights agreements relating to the old securities.

General Terms of the Exchange Offers

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange the old securities for new securities.

New Securities Series	Corresponding Old Securities Series
2025 new securities	2025 old securities

2032 new securities	2032 old securities

As of the date of this prospectus, the following amounts of each series of old securities are outstanding:

•	U.S. $1,500,000,000 aggregate principal amount of 2025 old securities; and

•	U.S. $6,813,567,000 aggregate principal amount of 2032 old securities.

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange all old securities that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue new securities of each series in exchange for an equal principal amount of outstanding old securities of the corresponding series accepted in the exchange offers. Holders may tender their old securities only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. Subject to these requirements, you may tender less than the aggregate principal amount of any series of old securities you hold, as long as you appropriately indicate this fact in your acceptance of the exchange offers.

We are distributing this prospectus to all holders of record of the old securities as of             , 2022. However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of old securities are entitled to participate in the exchange offers. Only holders of old securities, their legal representatives or their attorneys-in-fact may participate in the exchange offers.

The exchange offers are not conditioned upon any minimum principal amount of old securities being tendered for exchange. However, our obligation to accept old securities for exchange is subject to certain conditions as set forth below under “The Exchange Offers—Conditions to the Exchange Offers.”

Any holder of old securities that is an “affiliate” of Petróleos Mexicanos or an “affiliate” of any of the guarantors may not participate in the exchange offers. We use the term “affiliate” as defined in Rule 405 of the Securities Act. We believe that, as of the date of this prospectus, no such holder is an “affiliate” as defined in Rule 405.

We will have formally accepted validly tendered old securities when we give written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the purpose of receiving old securities from holders and delivering new securities to them in exchange.

The new securities issued pursuant to the exchange offers will be delivered as promptly as practicable following the expiration date. If we do not extend the expiration date, then we would expect to deliver the new securities on or about             , 2022.

Resale of New Securities

Based on interpretations by the staff of the SEC set forth in no-action letters issued to other issuers, we believe that you may offer for resale, resell or otherwise transfer the new securities issued in the exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this right to freely offer, resell and transfer exists only if:

•	you are not a broker-dealer who purchased the old securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•	you are not an “affiliate” of ours or any of the guarantors, as that term is defined in Rule 405 of the Securities Act; and

•

you are acquiring the new securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the new securities and you have no arrangement or understanding with any person to participate in a distribution of the new securities.

If you acquire new securities in the exchange offers for the purpose of distributing or participating in a distribution of the new securities or you have any arrangement or understanding with respect to the distribution of the new securities, you may not rely on the position of the staff of the SEC enunciated in the no-action letters to Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1988), or interpreted in the SEC interpretative letter to Shearman & Sterling LLP (available July 2, 1993), or similar no-action or interpretative letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer participating in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities received in exchange for old securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new securities received in exchange for old securities where the broker-dealer acquired the old securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution.”

Expiration Date; Extensions; Amendments

The exchange offers will expire on             , 2022, at 5:00 p.m., New York City time, unless we extend the exchange offers. If we extend them, the exchange offers will expire on the latest date and time to which they are extended.

If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

•	delay accepting any old securities tendered,

•	extend the exchange offers, and

•	amend the terms of the exchange offers in any manner.

If we amend the terms of the exchange offers, we will promptly disclose the amendments in a new prospectus that we will distribute to the registered holders of the old securities. The term “registered holder” as used in this prospectus with respect to the old securities means any person in whose name the old securities are registered on the books of the trustee.

If the exchange offers are extended, we will notify the Luxembourg Stock Exchange of the new expiration date.

Holders’ Deemed Representations, Warranties and Undertakings

By tendering your old securities pursuant to the terms of the exchange offers, you are deemed to make certain acknowledgments, representations, warranties and undertakings to the issuer and the exchange agent, including that, as of the time of your tender and on the settlement date:

1.	any new securities you receive in exchange for old securities tendered by you in the exchange offers will be acquired in the ordinary course of business by you;

2.

you own, or have confirmed that the party on whose behalf you are acting owns, the old securities being offered, and have the full power and authority to offer for exchange the old securities offered by you, and that if the same are accepted for exchange by the issuer pursuant to the exchange offers, the issuer will acquire good and marketable title thereto on the settlement date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

3.	if you or any such other holder of old securities is not a broker-dealer, neither you nor such other person is engaged in, or intends to engage in, a distribution of the new securities;

4.	neither you nor any person who will receive the new securities has any arrangement or understanding with any person to participate in a distribution of the new securities;

5.	you are not an “affiliate” of the issuer or any of the guarantors, as that term is defined in Rule 405 of the Securities Act;

6.

if you or any such other holder of old securities is a broker-dealer, you will receive new securities for your own account in exchange for old securities that were acquired by you as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of such new securities. However, by so acknowledging and by delivering a prospectus, you or such other person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

7.

the exchange offers are being made in reliance upon existing interpretations by the staff of the SEC set forth in interpretive letters issued to parties unrelated to the issuer that the new securities issued in exchange for the old securities pursuant to the exchange offers may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the issuer or any of the guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new securities are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution of such new securities;

8.

you acknowledge that your exchange offer constitutes an irrevocable offer to exchange the old securities specified therein for new securities, on the terms and subject to the conditions of the exchange offers (and subject to the issuer’s right to terminate or amend the exchange offers and to your right to withdraw your acceptance prior to 5:00 p.m., New York City time, on the expiration date, in either case in the manner specified in this prospectus);

9.

all questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders will be determined by the issuer, in its sole discretion, which determination shall be final and binding;

10.	you will, upon request, execute and deliver any additional documents deemed by the exchange agent or the issuer to be necessary or desirable to complete such exchange;

11.

(a) if your old securities are held through an account at DTC, you have (1) delivered your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility maintained by DTC and (2) you have transmitted your acceptance of the exchange offers to DTC electronically through DTC’s ATOP system in accordance with DTC’s normal procedures; or (b) if your old securities are held through an account at Euroclear or Clearstream Banking, société anonyme (Clearstream, Luxembourg), you have delivered or caused to be delivered instructions to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their normal procedures, to take the steps referred to in clause (a) above with respect to your old securities; and

12.

you authorize the exchange agent, DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, to take those actions specified in this prospectus with respect to the old securities that are the subject of the exchange offers.

Procedures for Tendering Old Securities

Old securities can only be tendered by a financial institution that is a participant in the book-entry transfer system of DTC. All of the old securities are issued in the form of global securities that trade in the book-entry systems of DTC, Euroclear and Clearstream, Luxembourg.

If you are a DTC participant and you wish to tender your old securities in the exchange offers, you must:

1.

transmit your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before 5:00 p.m., New York City time, on the expiration date; and

2.

acknowledge and agree to be bound by the terms set forth under “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic transmission of an agent’s message via DTC’s ATOP system.

The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received. The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgment from you as the participating holder tendering old securities. We may enforce this agreement against you.

If you are not a direct participant in DTC and hold your old securities through a DTC participant or the facilities of Euroclear or Clearstream, Luxembourg, you or the custodian through which you hold your old securities must submit, in accordance with the procedures of DTC, Euroclear or Clearstream, Luxembourg computerized instructions to DTC, Euroclear or Clearstream, Luxembourg to transfer your old securities to the exchange agent’s account at DTC and make, on your behalf, the acknowledgments, representations, warranties and undertakings set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic submission of an agent’s message via DTC’s ATOP system.

You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for any DTC participant or custodian through which you hold your securities, Euroclear or Clearstream, Luxembourg, as applicable, to arrange for the timely electronic delivery of your old securities and submission of an agent’s message through DTC’s ATOP system.

Delivery of instructions to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC’s ATOP system. You may not send any old securities or other documents to us.

If you are a beneficial owner whose old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old securities in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Your tender of old securities and our acceptance of them as part of the exchange offers will constitute an agreement between you and Petróleos Mexicanos under which both of us accept the terms and conditions contained in this prospectus.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of old securities tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all old securities that are not properly tendered or any old securities which we cannot, in our opinion or that of our counsel, lawfully accept. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to particular old securities or particular holders of old securities either before or after the expiration date.

Our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. Unless we waive them, any defects or irregularities in connection with tenders of old securities for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old securities for exchange, we will not incur any liability for failure to give notification. We will not consider old securities to have been tendered until any defects or irregularities have been cured or waived.

Acceptance of Old Securities for Exchange; Delivery of New Securities

After all the conditions to the exchange offers have been satisfied or waived, we will accept any and all old securities that are properly tendered before 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities that we issue in the exchange offers promptly after expiration of the exchange offers. For purposes of the exchange offers, we will have formally accepted validly tendered old securities when we give written notice of acceptance to the exchange agent.

We will issue new securities in exchange for old securities only after the exchange agent’s timely receipt of:

•	a confirmation of a book-entry transfer of the old securities into the exchange agent’s DTC account; and

•

an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the terms set forth under “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

However, we reserve the absolute right to waive any defects or irregularities in any tenders of old securities for exchange. If we do not accept any tendered old securities for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offers.

Withdrawal of Tenders

Unless we have already accepted the old securities under the exchange offers, you may withdraw your tendered old securities at any time before 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before we have accepted the old securities for exchange and before 5:00 p.m., New York City time, on the scheduled expiration date. Notices of withdrawal must:

1.	specify the name of the person who deposited the old securities to be withdrawn;

2.	identify the series of old securities to be withdrawn, including the principal amount of such old securities; and

3.	be signed electronically by the holder in the same manner as the original signature by which the holder tendered the old securities.

We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. We will consider old securities that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offers. Any old securities that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. You may retender any old securities that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “The Exchange Offers—Procedures for Tendering Old Securities” above.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically.

Conditions to the Exchange Offers

Notwithstanding any other terms of the exchange offers or any extension of the exchange offers, there are some circumstances in which we are not required to accept old securities for exchange or issue new securities in exchange for them. In these circumstances, we may terminate or amend the exchange offers as described above before accepting old securities. We may take these steps if:

•	we determine that we are not permitted to effect the exchange offers because of any change in law or applicable interpretations by the SEC;

•

a stop order is in effect or has been threatened with respect to the exchange offers or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (which we refer to as the Trust Indenture Act); provided that we use our best efforts to prevent the stop order from being issued, or if it has been issued, to have it withdrawn as promptly as practicable; or

•	we determine in our reasonable judgment that our ability to proceed with the exchange offers may be materially impaired because of changes in the SEC staff’s interpretations.

If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:

•	refuse to accept any old securities and return all tendered securities to the tendering holders;

•

extend the exchange offers and retain all old securities that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see “The Exchange Offers—Withdrawal of Tenders”); or

•

waive the unsatisfied conditions of the exchange offers and accept all validly tendered old securities that have not been withdrawn. If a waiver of this type constitutes a material change to the exchange offers, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders. We may also extend the exchange offers for a period of time, depending on the waiver’s significance and the manner in which it was disclosed to the registered holders, if the exchange offers would otherwise expire during that period.

Consequences of Failure to Exchange

You will not be able to exchange old securities for new securities under the exchange offers if you do not tender your old securities by the expiration date. After the exchange offers expire, holders may not offer or sell their untendered old securities in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act. However, subject to some conditions, we have an obligation to file a shelf registration statement covering resales of untendered old securities, as discussed below under “The Exchange Offers—Shelf Registration Statement.”

The Exchange Agent; Luxembourg Listing Agent

Deutsche Bank Trust Company Americas is the exchange agent. All tendered old securities and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under “The Exchange Offers—Procedures for Tendering Old Securities.” You should address questions, requests for assistance and requests for additional copies of this prospectus and other related documents to the exchange agent as follows:

Deutsche Bank Trust Company Americas

By registered or certified mail, overnight delivery:

c/o DB Services Americas, Inc.

Attn: Reorg Department

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Phone: (877) 843-9767

By Facsimile Transmission (for eligible institutions only):

(615) 866-3889

For Confirmation by Telephone:

(877) 843-9767

By Email:

DB.Reorg@db.com

You may also obtain additional copies of this prospectus from our Luxembourg listing agent at the following address:

Banque Internationale à Luxembourg S.A.

69 route d’Esch

L—2953 Luxembourg

Grand Duchy of Luxembourg

Fees and Expenses

We will pay all expenses related to our performance of the exchange offers, including:

•	all SEC registration and filing fees and expenses;

•	all costs related to compliance with federal securities and state “blue sky” laws;

•	all printing expenses;

•	all fees and disbursements of our attorneys; and

•	all fees and disbursements of our independent certified public accountants.

The initial purchasers and dealer managers have agreed to reimburse us for some of these expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offers.

Transfer Taxes

We will pay all transfer taxes incurred by you as a holder tendering your old securities for exchange under the exchange offers. However, you will be responsible for paying any applicable transfer taxes on those transactions if:

•	you instruct us to register the new securities in someone else’s name; or

•	you request that we return untendered or withdrawn old securities or old securities not accepted in the exchange offers to someone else.

Shelf Registration Statement

Under the exchange and registration rights agreements, we are obligated in some situations to file a shelf registration statement under the Securities Act covering holders’ resales of those old securities. We have agreed to use our best efforts to cause a shelf registration statement to become effective if:

1.	we cannot file the exchange offer registration statement or issue the new securities because the applicable exchange offers are no longer permitted by applicable law or applicable SEC policy;

2.	for any other reason, we fail to complete the exchange offers within the time period set forth in the exchange and registration rights agreements; or

3.	any holder of the 2025 old securities or the 2032 old securities, notifies us less than 20 days after the exchange offers are completed that:

•

a change in applicable law or SEC policy prevents it from reselling the new securities to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales;

•	it is an initial purchaser or a dealer manager and owns old securities purchased directly from us or an affiliate of ours; or

•

the holders of a majority of the relevant series of old securities are not allowed to resell to the public the new securities acquired in the exchange offers without restriction under the Securities Act or applicable “blue sky” or state securities laws.

If we are obligated to file a shelf registration statement, we will at our own expense use our best efforts to file it within 30 days after the filing obligation arises (but in no event before August 1 or after September 30 of any calendar year).

We will use our best efforts to have the SEC declare the shelf registration statement effective within 60 days after we are required to file the shelf registration statement, and to keep the shelf registration statement effective and to amend and supplement the prospectus contained in it to permit any holder of securities covered by it to deliver that prospectus for use in connection with any resale until the earlier of one year after the effective date of the registration statement (or a shorter period under certain circumstances) or such time as all of the securities covered by the shelf registration statement have been sold pursuant thereto or may be sold pursuant to Rule 144(d) under the Securities Act if held by a non-affiliate of the issuer. Nonetheless, we will not be required to cause the shelf registration statement to be declared effective by the SEC or keep it effective, supplemented or amended during any period prior to August 1 or after September 30 of any calendar year.

In the event that a shelf registration statement is filed, we will provide each holder of old securities that cannot be transferred freely with copies of the prospectus that is part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions that are required to permit unrestricted resales of the new securities. A holder that sells old securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and will be bound by the provisions of the exchange and registration rights agreements that are applicable to that holder (including certain indemnification rights and obligations).

In order to be eligible to sell its securities pursuant to the shelf registration statement, a holder must comply with our request for information about the holder which we may, as required by the SEC, include in the shelf registration statement within 15 days after receiving our request.

Additional Interest

Under each of the exchange and registration rights agreements that we entered into on October 16, 2020, December 7, 2021 and December 23, 2021, we must pay additional interest as liquidated damages to holders of old securities of the relevant series in the event of any of the following registration defaults:

1.

we do not file the exchange offer registration statement or shelf registration statement in lieu thereof, on or before (A) September 30, 2021 for the 2025 old securities and (B) September 30, 2022 for the 2032 old securities;

2.

the exchange offer registration statement or shelf registration statement in lieu thereof is not declared effective by the SEC on or before (A) March 1, 2022 for the 2025 old securities and (B) March 1, 2023 for the 2032 old securities;

3.	we fail to consummate the exchange offer for the relevant series of old securities on or before (A) April 5, 2022 for the 2025 old securities and (B) April 5, 2023 for the 2032 old securities;

4.	a shelf registration statement required to be filed pursuant to the exchange and registration rights agreements is not filed on or before the date specified for its filing;

5.	a shelf registration statement otherwise required to be filed is not declared effective on or before the date specified in the exchange and registration rights agreement; or

6.

the shelf registration statement is declared effective but subsequently, subject to certain limited exceptions, ceases to be effective at any time that we and the guarantors are obligated to maintain its effectiveness.

After a registration default occurs, we will increase the interest rate on the 2025 old securities and the 2032 old securities, as applicable, by 0.25% per year over the rate stated on the face of the old securities for each 90-day period during which the registration default continues, up to a maximum increase of 1.00% per year over the original rate; provided that such additional interest will cease to accrue on the later of (1) the date on which the old securities of the relevant series become freely transferable pursuant to Rule 144 under the Securities Act and (2) the date on which the Barclays Capital Inc. U.S. Aggregate Bond Index is modified to permit the inclusion of freely transferable securities that have not been registered under the Securities Act. We call this increase in the interest rate “additional interest.” Our obligation to pay additional interest will cease once we have cured the registration defaults and the applicable interest rate on each affected series of old securities will revert to the original rate.

DESCRIPTION OF THE NEW SECURITIES

General

This is a summary of the material terms of the new securities and the indenture dated January 27, 2009 between Petróleos Mexicanos and the trustee, as amended and supplemented. Because this is a summary, it does not contain the complete terms of the new securities and the indenture, and may not contain all the information that you should consider before investing in the new securities. A copy of the indenture has been incorporated by reference into the registration statement, which includes this prospectus. We urge you to closely examine and review the indenture itself. See “Available Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at:

Deutsche Bank Trust Company Americas

1 Columbus Circle, 17th Floor

New York, NY 10019

USA

Attn: Corporates Team, Petróleos Mexicanos

Facsimile: (732) 578-4635

and at the office of the Luxembourg paying and transfer agent, which is located at:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-2115 Luxembourg

Ref: Coupon Paying Dept.

Fax: (352) 473136

Prior to June 24, 2014, the issuer had entered into three supplements to the indenture—the first dated as of June 2, 2009, the second dated as of October 13, 2009 and the third dated as of April 10, 2012—relating to the appointment of agents, the terms of which are not material to the holders of the securities.

On June 24, 2014, after obtaining the written consent of holders of a majority in aggregate principal amount then outstanding of each series of securities issued pursuant to the indenture, the issuer entered into a fourth supplement to the indenture that amended an event of default provision relating to its characterization as a legal entity under Mexican law and to its exclusive authority to participate on behalf of the Mexican Government in the oil and gas sector in Mexico. On October 15, 2014, the issuer entered into a fifth supplement to the indenture that amended this event of default for all securities issued pursuant to the indenture on or after the date of the fifth supplemental indenture. On December 8, 2015, the issuer entered into a sixth supplement to the indenture relating to the appointment of additional agents, the terms of which are not material to the holders of the securities. On June 14, 2016, the issuer entered into a seventh supplement to the indenture relating to the appointment of additional agents, the terms of which are not material to the holders of the securities. On February 16, 2018, the issuer entered into an eighth supplement to the indenture to shorten the minimum notice period for the optional redemption of other series of securities, the terms of which are not material to the holders of the securities. On June 4, 2018, the issuer entered into a ninth supplement to the indenture relating to the appointment of additional agents, the terms of which are not material to the holders of the securities. See “Description of the New Securities—Events of Default; Waiver and Notice—11. Control, dissolution, etc.” below for a description of the amended event of default.

We will issue each series of the new securities under the indenture. The form and terms of the new securities of each series will be identical in all material respects to the form and terms of the old securities of the corresponding series, except that:

•	we will register the new securities under the Securities Act and therefore they will not bear legends restricting their transfer;

•	holders of the new securities will not receive some of the benefits of the exchange and registration rights agreement; and

•	we will not issue the new securities under our medium-term note program.

We will issue the new securities only in fully registered form, without coupons and in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

The new securities will mature on:

•	October 16, 2025, in the case of the 2025 new securities.

•	February 16, 2032, in the case of the 2032 new securities.

The 2025 new securities will accrue interest at 6.875% per year, accruing from October 16, 2021. We will pay interest on the 2025 new securities on April 16 and October 16 of each year, commencing on April 16, 2022.

The 2032 new securities will accrue interest at 6.700% per year, accruing from December 16, 2021. We will pay interest on the 2032 new securities on February 16 and August 16 of each year, commencing on August 16, 2022.

We will compute the amount of each interest payment on the basis of a 360-day year consisting of twelve 30-day months.

Principal on the 2032 new securities will be payable in three installments on February 16, 2030, February 16, 2031 and February 16, 2032. Principal payments on the 2032 new securities shall be calculated as follows: the aggregate amount of each principal payment on the 2032 new securities shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity of the 2032 new securities. To the extent necessary, principal payments may be rounded down to the nearest whole number, with any difference being paid at maturity.

Principal and Interest Payments

We will make payments of principal of and interest on the new securities represented by a global security by wire transfer of U.S. dollars to DTC or to its nominee as the registered owner of the new securities, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of DTC and its participants. Neither we nor the trustee or any paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.

If the new securities are represented by definitive securities, we will make interest and principal payments to you, as a holder, by wire transfer if:

•	you own at least U.S. $10,000,000 aggregate principal amount of new securities; and

•

not less than 15 days before the payment date, you notify the trustee of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions;

or if:

•	we are making the payments at maturity; and

•	you surrender the new securities at the corporate trust office of the trustee or at the offices of the other paying agents that we appoint pursuant to the indenture.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the register maintained by the trustee on the applicable record date.

We will pay interest payable on the new securities, other than at maturity, to the registered holders at the close of business on the 15th day (whether or not a business day) (a regular record date) before the due date for the payment. Should we not make punctual interest payments, such payments will no longer be payable to the holders of the new securities on the regular record date. Under such circumstances, we may either:

•

pay interest to the persons in whose name the new securities are registered at the close of business on a special record date for the payment of defaulted interest. The trustee will fix the special record date and will provide notice of that date to the holders of the new securities not less than ten days before the special record date; or

•	pay interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the new securities are then listed.

Interest payable at maturity will be payable to the person to whom principal of the new securities is payable.

If any money that the issuer or a guarantor pays to the trustee for principal or interest is not claimed at the end of two years after the payment was due and payable, the trustee will repay that amount to the issuer upon its written request. After that repayment, the trustee will not have any further liability with respect to the payment. However, the issuer’s obligation to pay the principal of and interest on the new securities, and the obligations of the guarantors on their respective guaranties with respect to that payment, will not be affected by that repayment. Unless otherwise provided by applicable law, your right to receive payment of principal of any new security (whether at maturity or otherwise) or interest will become void at the end of five years after the due date for that payment.

If the due date for the payment of principal, interest or additional amounts with respect to any new security falls on a Saturday or Sunday or another day on which the banks in New York are authorized to be closed, then holders will have to wait until the next business day to receive payment. You will not be entitled to any extra interest or payment as a result of that delay.

Paying and Transfer Agents

We will pay principal of the new securities, and holders of the new securities may present them for registration of transfer or exchange, at:

•	the corporate trust office of the trustee;

•	the office of the Luxembourg paying and transfer agent; or

•	the office of any other paying agent or transfer agent that we appoint.

With certain limitations that are detailed in the indenture, we may, at any time, change or end the appointment of any paying agent or transfer agent with or without cause. We may also appoint another, or additional, paying agent or transfer agent, as well as approve any change in the specified offices through which those agents act. In any event, however:

•	at all times we must maintain a paying agent, transfer agent and registrar in New York, New York, and

•

if and for as long as the new securities are traded on the Euro MTF market of the Luxembourg Stock Exchange, and if the rules of that stock exchange require, we must have a paying agent and a transfer agent in Luxembourg.

We have initially appointed the trustee at its corporate trust office as principal paying agent, transfer agent, authenticating agent and registrar for all of the new securities. The trustee will keep a register in which we will provide for the registration of transfers of the new securities.

We will give you notice of any of these terminations or appointments or changes in the offices of the agents in accordance with “Description of the New Securities—Notices” below.

Guaranties

Guaranties. On July 29, 1996, Pemex-Exploración y Producción (Pemex-Exploration and Production), Pemex-Refinación (Pemex-Refining) and Pemex-Gas y Petroquímica Básica (Pemex-Gas and Basic Petrochemicals), each a decentralized public entity of the Mexican Government, entered into a guaranty agreement with the issuer, which we refer to as the guaranty agreement, pursuant to which these subsidiary entities became jointly and severally liable with the issuer for payment obligations incurred by the issuer under any international financing agreement entered into by the issuer that the issuer designates as being entitled to the benefit of the guaranty agreement in a certificate of designation. As of November 1, 2015, pursuant to (1) the Petróleos Mexicanos Law, (2) the resolution adopted by the Board of Directors of Petróleos Mexicanos at the meeting held on November 18, 2014 and (3) the creation resolutions corresponding to each of Pemex Exploration and Production, Pemex Industrial Transformation, Pemex Perforación y Servicios (Pemex Drilling and Services), Pemex Logistics and Pemex Cogeneración y Servicios (Pemex Cogeneration and Services) that were approved by the Board of Directors of Petróleos Mexicanos on March 27, 2015, all of the rights and obligations of Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals under the guaranty agreement were automatically assumed by Pemex Exploration and Production, Pemex Industrial Transformation, Pemex Drilling and Services, Pemex Logistics and Pemex Cogeneration and Services as a matter of Mexican law. As of July 27, 2018, pursuant to (1) the Petróleos Mexicanos Law, (2) the resolution adopted by the Board of Directors of Petróleos Mexicanos at the meeting held on October 5, 2017, (3) the resolution adopted by the Board of Directors of Petróleos Mexicanos at the meeting held on July 13, 2018 and (4) the Declaratoria de Liquidación y Extinción (Dissolution Declaration) corresponding to Pemex Cogeneration and Services approved by the Board of Directors of Petróleos Mexicanos on July 13, 2018, all of the rights and obligations of Pemex Cogeneration and Services under the guaranty agreement were automatically assumed by Pemex Industrial Transformation as a matter of Mexican law, the successor to Pemex Cogeneration and Services. As of July 1, 2019, pursuant to (1) the Petróleos Mexicanos Law, (2) the resolution adopted by the Board of Directors of Petróleos Mexicanos at the meeting held on June 24, 2019, and (3) the Declaratoria de Extinción (Extinction Declaration) corresponding to Pemex Drilling and Services approved by the Board of Directors of Petróleos Mexicanos on July 25, 2019, effective July 1, 2019, all of the rights and obligations of Pemex Drilling and Services under the guaranty agreement were automatically assumed by Pemex Exploration and Production as a matter of Mexican law, the successor to Pemex Drilling and Services.

For more information about the guarantors, see “Item 4—Information on the Company—History and Development—Corporate Structure” in the Form 20-F.

Accordingly, as of the date of this prospectus, each of Pemex Exploration and Production, Pemex Industrial Transformation, and Pemex Logistics is jointly and severally liable with the issuer for all payment obligations incurred by the issuer under any international financing agreement entered into by the issuer, pursuant to the guaranty agreement. This liability extends only to those payment obligations that the issuer designates as being entitled to the benefit of the guaranty agreement in a certificate of designation.

The issuer has designated both the indenture and the new securities as benefiting from the guaranty agreement in certificates of designation dated October 16, 2020, December 16, 2021 and December 23, 2021. Accordingly, each of the guarantors will be unconditionally liable for the payment of the principal of and interest on the new securities as and when they become due and payable, whether at maturity, by declaration of acceleration or otherwise. Under the terms of the guaranty agreement, each guarantor will be jointly and severally liable for the full amount of each payment under the new securities. Although the guaranty agreement may be terminated in the future, the guaranties will remain in effect with respect to all agreements designated prior to such termination until all amounts payable under such agreements have been paid in full, including, with respect to the new securities, the entire principal thereof and interest thereon. Any amendment to the guaranty agreement which would affect the rights of any party to or beneficiary of any designated international financing agreement (including the new securities and the indenture) will be valid only with the consent of each such party or beneficiary (or percentage of parties or beneficiaries) as would be required to amend such agreement.

Ranking of New Securities and Guaranties

The new securities will be direct, unsecured and unsubordinated public external indebtedness of the issuer. All of the new securities will be equal in the right of payment with each other.

The payment obligations of the issuer under the new securities will rank equally with all of its other present and future unsecured and unsubordinated public external indebtedness for borrowed money. The guaranty of the new securities by each guarantor will be direct, unsecured and unsubordinated public external indebtedness of such guarantor and will rank equal in the right of payment with each other and with all other present and future unsecured and unsubordinated public external indebtedness for borrowed money of such guarantor.

The new securities are not obligations of, or guaranteed by, the Mexican Government.

Additional Amounts

When the issuer or one of the guarantors makes a payment on the new securities or its respective guaranty, we may be required to deduct or withhold present or future taxes, assessments or other governmental charges imposed by Mexico or a political subdivision or taxing authority of or in Mexico (which we refer to as Mexican withholding taxes). If this happens, the issuer, or in the case of a payment by a guarantor, the applicable guarantor, will pay the holders of the new securities of the relevant series such additional amounts as may be necessary to insure that every net payment made by the issuer or a guarantor in respect of the new securities of each series, after deduction or withholding for Mexican withholding taxes, will not be less than the amount actually due and payable on such new securities. However, this obligation to pay additional amounts will not apply to:

1.

any Mexican withholding taxes that would not have been imposed or levied on a holder of new securities were there not some past or present connection between the holder and Mexico or any of its political subdivisions, territories, possessions or areas subject to its jurisdiction, including, but not limited to, that holder:

•	being or having been a citizen or resident of Mexico;

•	maintaining or having maintained an office, permanent establishment or branch in Mexico; or

•	being or having been present or engaged in trade or business in Mexico, except for a connection arising solely from the mere ownership of, or the receipt of payment under, the new securities;

2.	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

3.

any Mexican withholding taxes that are imposed or levied because the holder failed to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is imposed or required by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican withholding taxes, but only if we have given written notice to the trustee with respect to these reporting requirements at least 60 days before:

•	the first payment date to which this paragraph (3) applies; and

•	in the event the requirements change, the first payment date after a change in the reporting requirements to which this paragraph (3) applies;

4.

any Mexican withholding taxes imposed at a rate greater than 4.9%, if a holder has failed to provide, on a timely basis at our reasonable request, any information or documentation (not included in paragraph (3) above) concerning the holder’s eligibility, if any, for benefits under an income tax treaty to which Mexico is a party that is necessary to determine the appropriate deduction or withholding rate of Mexican withholding taxes under that treaty;

5.

any Mexican withholding taxes that would not have been imposed if the holder had presented its new security for payment within 15 days after the date when the payment became due and payable or the date payment was provided for, whichever is later;

6.

any payment to a holder who is a fiduciary, partnership or someone other than the sole beneficial owner of the payment, to the extent that the beneficiary or settlor with respect to the fiduciary, a member of the partnership or the beneficial owner of the payment would not have been entitled to the payment of the additional amounts had the beneficiary, settlor, member or beneficial owner actually been the holder of the new security; or

7.

a new security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant new security to another paying and transfer agent in a member state of the European Union.

All references in this prospectus to principal of and interest on new securities, unless the context otherwise requires, mean and include all additional amounts, if any, payable on the new securities.

The limitations contained in paragraphs (3) and (4) above will not apply if the reporting requirements described in those paragraphs would be materially more onerous, in form, procedure or the substance of the information disclosed, to the holder or beneficial owner of the new securities, than comparable information or other applicable reporting requirements under U.S. federal income tax law (including the United States-Mexico income tax treaty, as defined under “Taxation” below), enacted or proposed regulations and administrative practice. When looking at the comparable burdens, we will take into account the relevant differences between U.S. and Mexican law, regulations and administrative practice.

In addition, paragraphs (3) and (4) above will not apply if Article 166, Section II, paragraph a) of the Ley del Impuesto sobre la Renta (Mexican Income Tax Law), or a substantially similar future rule, is in effect, unless:

•

the reporting requirements in paragraphs (3) and (4) above are expressly required by statute, regulation, general rules or administrative practice in order to apply Article 166, Section II, paragraph a) or a substantially similar future rule, and we cannot get the necessary information or satisfy any other reporting requirements on our own through reasonable diligence and we would otherwise meet the requirements to apply Article 166, Section II, paragraph a) or a substantially similar future rule; or

•

in the case of a holder or beneficial owner of a new security that is a pension fund or other tax-exempt organization, if that entity would be subject to a lesser Mexican withholding tax than provided in Article 166, Section II, paragraph a) if the information required in paragraph (4) above were furnished.

We will not interpret paragraph (3) or (4) above to require a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other holder or beneficial owner of the new securities to register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding taxes.

Upon written request, we will provide the trustee, the holders and the paying agent with a certified or authenticated copy of an original receipt of the payment of Mexican withholding taxes which the issuer or a guarantor has withheld or deducted from any payments made under or with respect to the new securities or the guaranties, as the case may be.

If we pay additional amounts with respect to the new securities that are based on rates of deduction or withholding of Mexican withholding taxes that are higher than the applicable rate, and the holder is entitled to make a claim for a refund or credit of this excess, then by accepting the new security, the holder shall be deemed to have assigned and transferred all rights, title and interest to any claim for a refund or credit of this excess to the issuer or the applicable guarantor, as the case may be. However, by making this assignment, you do not promise that we will be entitled to that refund or credit and you will not incur any other obligation with respect to that claim.

Tax Redemption

The issuer has the option to redeem any or all series of new securities in whole, but not in part, at par at any time, together with interest accrued to, but excluding, the date fixed for redemption, if:

1.

the issuer certifies to the trustee immediately prior to giving the notice that the issuer or a guarantor has or will become obligated to pay greater additional amounts than the issuer or such guarantor would have been obligated to pay if payments (including payments of interest) on the new securities or payments under the guaranties with respect to the new securities were subject to withholding tax at a rate of 10%, because of a change in, or amendment to, or lapse of, the laws, regulations or rulings of Mexico or any of its political subdivisions or taxing authorities affecting taxation, or any change in, or amendment to, an official interpretation or application of such laws, regulations or rulings, that becomes effective on or after the date of original issuance of the series of old securities corresponding to the series of new securities to be redeemed; and

2.

before publishing any notice of redemption, the issuer delivers to the trustee a certificate signed by the issuer stating that the issuer or the applicable guarantor cannot avoid the obligation referred to in paragraph (1) above, despite taking reasonable measures available to it. The trustee is entitled to accept this certificate as sufficient evidence of the satisfaction of the requirements of paragraph (1) above.

We can exercise our redemption option by giving the holders of the new securities irrevocable notice not less than 30 but not more than 60 days before the date of redemption. Once accepted, a notice of redemption will be conclusive and binding on the holders of the new securities of the relevant series. We may not give a notice of redemption earlier than 90 days before the earliest date on which the issuer or a guarantor would have been obligated to pay additional amounts as described in paragraph (1) above, and at the time we give that notice, our obligation to pay additional amounts must still be in effect.

Redemption of the New Securities at the Option of the Issuer

2025 new securities

Prior to the 2025 Par Call Date (as defined below), the issuer will have the right at its option to redeem the 2025 new securities, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the applicable Make-Whole Amount (as defined below), plus accrued interest on the principal amount of the 2025 new securities to be redeemed to the date of redemption. On or after the 2025 Par Call Date, the issuer will have the right at its option to redeem the 2025 new securities, in whole or in part, at any time or from time to time, at a redemption price equal to the principal amount thereof plus accrued interest, if any, on the principal amount of the 2025 new securities to be redeemed to the date of redemption.

For this purpose:

“2025 Par Call Date” means September 16, 2025 (the date that is one month prior to the stated maturity of the 2025 new securities).

“Make-Whole Amount” means the excess of (1) the sum of the present values of the Remaining Payments (as defined below), discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the applicable Treasury Rate plus 50 basis points over (2) the principal amount of the 2025 new securities.

“Treasury Rate” means, with respect to any redemption date and series of 2025 new securities, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity of the applicable Comparable Treasury Issue, assuming a price for that Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of the Comparable Treasury Issue for such redemption date.

“Comparable Treasury Issue” means, with respect to the 2025 new securities to be redeemed, the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the 2025 Par Call Date of the 2025 new securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the 2025 Par Call Date of those 2025 new securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by the issuer.

“Comparable Treasury Price” means, with respect to any redemption date of 2025 new securities, the average of the applicable Reference Treasury Dealer Quotations (as defined below) for such redemption date.

“Reference Treasury Dealer” means each of BofA Securities, Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc., or their affiliates which are primary United States government securities dealers, and their respective successors; provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), the issuer will substitute for it another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each applicable Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding that redemption date.

“Remaining Payments” means each remaining scheduled payment of principal and interest on the 2025 new securities to be redeemed (exclusive of interest accrued to the date of redemption) that would be due after the related redemption date as if such 2025 new securities were redeemed on the 2025 Par Call Date.

2032 new securities

Prior to the 2032 Par Call Date (as defined below), the issuer may redeem the 2032 new securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2032 new securities being redeemed discounted to the redemption date (assuming the notes matured on the 2032 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2032 new securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2032 Par Call Date, the issuer may redeem the 2032 new securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2032 new securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

For this purpose:

“2032 Par Call Date” means November 16, 2031 (the date that is three months prior to the stated maturity of the 2032 new securities).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period (the “Remaining Life”) from the redemption date to the date that reflects the remaining weighted average life of the 2032 new securities (assuming the last amortization payment on the 2032 new securities is made on the 2032 Par Call Date) (the “WAL Date”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the WAL Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the WAL Date, as applicable. If there is no United States Treasury security maturing on the WAL Date but there are two or more United States Treasury securities with a maturity date equally distant from the WAL Date, one with a maturity date preceding the WAL Date and one with a maturity date following the WAL Date, the issuer shall select the United States Treasury security with a maturity date preceding the WAL Date. If there are two or more United States Treasury securities maturing on the WAL Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this and the preceding paragraphs, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Negative Pledge

The issuer will not create or permit to exist, and will not allow its subsidiaries or the guarantors or any of their respective subsidiaries to create or permit to exist, any security interest in their crude oil or receivables in respect of crude oil to secure:

•	any of its or their public external indebtedness;

•	any of its or their guarantees in respect of public external indebtedness; or

•	the public external indebtedness or guarantees in respect of public external indebtedness of any other person;

without at the same time or prior thereto securing the new securities of each series equally and ratably by the same security interest or providing another security interest for the new securities as shall be approved by the holders of at least 66 2/3% in aggregate principal amount of the outstanding (as defined in the indenture) securities of each affected series.

However, the issuer and its subsidiaries, and the guarantors and their respective subsidiaries, may create or permit to subsist a security interest upon its or their crude oil or receivables in respect of crude oil if:

1.	on the date the security interest is created, the total of:

•	the amount of principal and interest payments secured by oil receivables due during that calendar year under receivable financings entered into on or before that date; plus

•

the total revenues in that calendar year from the sale of crude oil or natural gas transferred, sold, assigned or disposed of in forward sales that are not government forward sales entered into on or before that date; plus

•

the total amount of payments of the purchase price of crude oil, natural gas or petroleum products foregone in that calendar year as a result of all advance payment arrangements entered into on or before that date;

is not greater than U.S. $4,000,000,000 (or its equivalent in other currencies) minus the amount of government forward sales in that calendar year;

2.

the total outstanding amount in all currencies at any one time of all receivables financings, forward sales (other than government forward sales) and advance payment arrangements is not greater than U.S. $12,000,000,000 (or its equivalent in other currencies); and

3.

the issuer furnishes a certificate to the trustee certifying that, on the date of the creation of the security interest, there is no default under any of the financing documents that are identified in the indenture resulting from a failure to pay principal or interest.

For a more detailed description of paragraph (3) above, you may look to the indenture.

The negative pledge does not restrict the creation of security interests over any assets of the issuer or its subsidiaries or of the guarantors or any of their respective subsidiaries other than crude oil and receivables in respect of crude oil. Under Mexican law, all domestic reserves of crude oil belong to Mexico and not to PEMEX, but the issuer (together with the guarantors) has been established with the purpose of exploiting the Mexican petroleum and gas reserves, including the production of oil and gas, oil products and basic petrochemicals.

In addition, the negative pledge does not restrict the creation of security interests to secure obligations of the issuer, the guarantors or their subsidiaries payable in pesos. Further, the negative pledge does not restrict the creation of security interests to secure any type of obligation (e.g., commercial bank borrowings) regardless of the currency in which it is denominated, other than obligations similar to the new securities (e.g., issuances of debt securities).

Events of Default; Waiver and Notice

If an event of default occurs and is continuing with respect to any series of new securities, then the trustee, if so requested in writing by holders of at least one-fifth in principal amount of the outstanding new securities of that series, shall give notice to the issuer that the new securities of that series are, and they shall immediately become, due and payable at their principal amount together with accrued interest. Each of the following is an “event of default” with respect to a series of new securities:

1.

Non-Payment: any payment of principal of any of the new securities of that series is not made when due and the default continues for seven days after the due date, or any payment of interest on the new securities of that series is not made when due and the default continues for fourteen days after the due date;

2.

Breach of Other Obligations: the issuer fails to perform, observe or comply with any of its other obligations under the new securities of that series, which cannot be remedied, or if it can be remedied, is not remedied within 30 days after the trustee gives written notice of the default to the issuer and the guarantors;

3.

Cross-Default: the issuer or any of its material subsidiaries (as defined in “Description of the New Securities—Certain Definitions” below) or any of the guarantors or any of their respective material subsidiaries defaults in the payment of principal of or interest on any of their public external indebtedness or on any public external indebtedness guaranteed by them in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent in other currencies, and such default continues past any applicable grace period;

4.

Enforcement Proceedings: any execution or other legal process is enforced or levied on or against any substantial part of the property, assets or revenues of the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries, and that execution or other process is not discharged or stayed within 60 days;

5.

Security Enforced: an encumbrancer takes possession of, or a receiver, manager or other similar officer is appointed for, all or any substantial part of the property, assets or revenues of the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries;

6.	The issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries:

•	becomes insolvent;

•	is generally not able to pay its debts as they mature;

•	applies for, or consents to or permits the appointment of, an administrator, liquidator, receiver or similar officer of it or of all or any substantial part of its property, assets or revenues;

•	institutes any proceeding under any law for a readjustment or deferment of all or a part of its obligations for bankruptcy, concurso mercantil, reorganization, dissolution or liquidation;

•	makes or enters into a general assignment, arrangement or composition with, or for the benefit of, its creditors; or

•	stops or threatens to cease carrying on its business or any substantial part thereof;

7.

Winding Up: an order is entered for, or the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries passes an effective resolution for, winding up any such entity;

8.

Moratorium: a general moratorium is agreed or declared with respect to any of the external indebtedness of the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries;

9.

Authorizations and Consents: the issuer or any of the guarantors does not take, fulfill or obtain, within 30 days of its being so required, any action, condition or thing (including obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) that is required in order to:

•	enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the new securities of that series and the indenture;

•

enable any of the guarantors lawfully to enter into, perform and comply with its obligations under the guaranty agreement relating to the new securities of that series, the related guaranties or the indenture; and

•	ensure that the obligations of the issuer and the guarantors under the new securities of that series, the indenture and the guaranty agreement are legally binding and enforceable;

10.	Illegality: it is or becomes unlawful for:

•	the issuer to perform or comply with one or more of its obligations under the new securities of that series or the indenture; or

•	any of the guarantors to perform or comply with any of its obligations under the guaranty agreement relating to the new securities of that series or the indenture;

11.

Control, dissolution, etc.: the issuer ceases to be a public-sector entity of the Mexican Government or the Mexican Government otherwise ceases to control the issuer or any guarantor; or the issuer or any of the guarantors is dissolved, disestablished or suspends its operations, and that dissolution, disestablishment or suspension is material in relation to the business of the issuer and the guarantors taken as a whole; or the issuer, the guarantors and entities that they control cease to be, in the aggregate, the primary public-sector entities that conduct on behalf of Mexico the activities of exploration, extraction, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, extraction, production and first-hand sale of gas; for purposes of this event of default, the term “primary” refers to the production of at least 75% of the barrels of oil equivalent of crude oil and gas produced by public-sector entities in Mexico;

12.	Disposals:

(A)

the issuer ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, other than:

•	solely in connection with the implementation of the Petróleos Mexicanos Law that took effect on November 29, 2008; or

•	to a guarantor; or

(B)

any guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, and that cessation, sale, transfer or other disposal is material in relation to the business of the issuer and the guarantors taken as a whole;

13.	Analogous Events: any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (4) to (7) above; or

14.	Guaranties: the guaranty agreement is not in full force and effect or any of the guarantors claims that it is not in full force and effect.

If any event of default results in the acceleration of the maturity of the securities of any series, the holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul that acceleration at any time before the trustee obtains a judgment for the payment of the money due based on that acceleration. Prior to the rescission and annulment, however, all events of default, other than nonpayment of the principal of the securities of that series which became due only because of the declaration of acceleration, must have been cured or waived as provided for in the indenture.

Under the indenture, the holders of the securities of the relevant series must agree to indemnify the trustee before the trustee is required to exercise any right or power under the indenture at the request of the holders of the securities of that series. The trustee is entitled to this indemnification; provided that its actions are taken with the requisite standard of care during an event of default. The holders of a majority in principal amount of the securities of a series may direct the time, method and place of conducting any proceedings for remedies available to the trustee or exercising any trust or power given to the trustee with respect to the securities of that series. However, the trustee may refuse to follow any direction that conflicts with any law and the trustee may take other actions that are not inconsistent with the holders’ direction.

No holder of any security may institute any proceeding with respect to the indenture or any remedy under the indenture, unless:

1.	that holder has previously given written notice to the trustee of a continuing event of default;

2.

the holders of at least 20% in aggregate principal amount of the outstanding securities of the relevant series have made a written request to the trustee to institute proceedings relating to the event of default;

3.	those holders have offered to the trustee reasonable indemnity against any costs, expenses or liabilities it might incur;

4.	the trustee has failed to institute the proceeding within 60 days after receiving the written notice; and

5.

during the 60-day period in which the trustee has failed to take action, the holders of a majority in principal amount of the outstanding securities of the relevant series have not given any direction to the trustee which is inconsistent with the written request.

These limitations do not apply to a holder who institutes a suit for the enforcement of the payment of principal of or interest on a security on or after the due date for that payment.

The holders of a majority in principal amount of the outstanding securities of a series may, on behalf of the holders of all securities of that series waive any past default and any event of default arising therefrom; provided that a default not theretofore cured in the payment of the principal of or premium or interest on the securities of that series or in respect of a covenant or provision in the indenture the modification of which would constitute a reserved matter (as defined below), may be waived only by a percentage of holders of outstanding securities of that series that would be sufficient to effect a modification, amendment, supplement or waiver of such matter.

The issuer is required to furnish annually to the trustee a statement regarding the performance of its obligations and the guarantors’ obligations under the indenture and any default in that performance.

Purchase of New Securities

The issuer or any of the guarantors may at any time purchase the new securities of any series at any price in the open market, in privately negotiated transactions or otherwise. Securities so purchased by the issuer or any guarantor shall be surrendered to the trustee for cancellation.

Further Issues

We may, without your consent, issue additional securities that have the same terms and conditions as any series of new securities or the same except for the issue price, the issue date and the amount of the first payment of interest, which additional securities may be made fungible with the new securities of that series; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the new securities of the relevant series have as of the date of the issue of the additional securities.

Modification and Waiver

The issuer and the trustee may modify, amend or supplement the terms of the securities of any series or the indenture in any way, and the holders of a majority in aggregate principal amount of the securities of any series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture or the securities allow a holder to make, take or give, when authorized:

•

at a meeting of holders that is properly called and held by the affirmative vote, in person or by proxy (authorized in writing), of the holders of a majority in aggregate principal amount of the outstanding securities of that series that are represented at the meeting; or

•

with the written consent of the holders of the majority (or of such other percentage as stated in the text of the securities with respect to the action being taken) in aggregate principal amount of the outstanding securities of that series.

However, without the consent of the holders of not less than 75% in aggregate principal amount of the outstanding securities of each series affected thereby, no action may:

1.	change the governing law with respect to the indenture, the guaranty, the subsidiary guaranties or the new securities of that series;

2.

change the submission to jurisdiction of New York courts, the obligation to appoint and maintain an authorized agent in the Borough of Manhattan, New York City or the waiver of immunity provisions with respect to the new securities of that series;

3.	amend the events of default in connection with an exchange offer for the new securities of that series;

4.	change the ranking of the new securities of that series; or

5.	change the definition of “outstanding” with respect to the new securities of that series.

Further, without (A) the consent of each holder of outstanding new securities of each series affected thereby or (B) the consent of the holders of not less than 75% in aggregate principal amount of the outstanding new securities of each series affected thereby, and (in the case of this clause (B) only) the certification by the issuer to the trustee that the modification, amendment, supplement or waiver is sought in connection with a general restructuring (as defined below) by Mexico, no such modification, amendment or supplement may:

1.	change the due date for any payment of principal (if any) of or premium (if any) or interest on new securities of that series;

2.

reduce the principal amount of the new securities of that series, the portion of the principal amount that is payable upon acceleration of the maturity of the new securities of that series, the interest rate on the new securities of that series or the premium (if any) payable upon redemption of the new securities of that series;

3.

shorten the period during which the issuer is not permitted to redeem the new securities of that series or permit the issuer to redeem the new securities of that series prior to maturity, if, prior to such action, the issuer is not permitted to do so except as permitted in each case under “—Tax Redemption” and “—Redemption of the New Securities at the Option of the Issuer” above;

4.	change U.S. dollars as the currency in which, or change the required places at which, payment with respect to principal of or interest on the new securities of that series is payable;

5.	modify the guaranty agreement in any manner adverse to the holder of any of the new securities of that series;

6.	change the obligation of the issuer or any guarantor to pay additional amounts on the new securities of that series;

7.

reduce the percentage of the principal amount of the securities of that series, the vote or consent of the holders of which is necessary to modify, amend or supplement the indenture or the new securities of that series or the related guaranties or take other action as provided therein; or

8.

modify the provisions in the indenture relating to waiver of compliance with certain provisions thereof or waiver of certain defaults, or change the quorum requirements for a meeting of holders of the new securities of that series, in each case except to increase any related percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding new security of that series affected by such action.

Holders of the new securities of a series and any old securities of the corresponding series remaining outstanding after the conclusion of the exchange offers will vote together as a single class with respect to all matters affecting them both.

A “general restructuring” by Mexico means a request made by Mexico for one or more amendments or one or more exchange offers by Mexico, each of which affects a matter that would (if made to a term or condition of the new securities) constitute any of the matters described in clauses 1 through 8 in the second preceding paragraph or clauses 1 through 5 of the third preceding paragraph (each of which we refer to as a “reserved matter”), and that applies to either (1) at least 75% of the aggregate principal amount of outstanding external market debt of Mexico that will become due and payable within a period of five years following the date of such request or exchange offer or (2) at least 50% of the aggregate principal amount of external market debt of Mexico outstanding at the date of such request or exchange offer. For the purposes of determining the existence of a general restructuring, the principal amount of external market debt that is the subject of any such request for amendment by Mexico shall be added to the principal amount of external market debt that is the subject of a substantially contemporaneous exchange offer by Mexico. As used here, “external market debt” means indebtedness of the Mexican Government (including debt securities issued by the Mexican Government) which is payable or at the option of its holder may be paid in a currency other than the currency of Mexico, excluding any such indebtedness that is owed to or guaranteed by multilateral creditors, export credit agencies and other international or governmental institutions.

In determining whether the holders of the requisite principal amount of the outstanding securities of a series have consented to any amendment, modification, supplement or waiver, whether a quorum is present at a meeting of holders of the outstanding securities of a series or the number of votes entitled to be cast by each holder of a security regarding the security at any such meeting, securities owned, directly or indirectly, by Mexico or any public sector instrumentality of Mexico (including the issuer or any guarantor) shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such consent, amendment, modification, supplement or waiver, only securities which a responsible officer of the trustee actually knows to be owned in this manner shall be disregarded. As used in this paragraph, “public sector instrumentality” means Banco de México, any department, ministry or agency of the Mexican Government or any corporation, trust, financial institution or other entity owned or controlled by the Mexican Government or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions instead of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

The issuer and the trustee may, without the vote or consent of any holder of the securities of a series, modify or amend the indenture or the securities of that series for the purpose of:

1.	adding to the covenants of the issuer for the benefit of the holders of the new securities of that series;

2.	surrendering any right or power conferred upon the issuer;

3.	securing the new securities of that series as required in the indenture or otherwise;

4.	curing any ambiguity or curing, correcting or supplementing any defective provision of the indenture or the new securities of that series or the guaranties;

5.

amending the indenture or the new securities of that series in any manner which the issuer and the trustee may determine and that will not adversely affect the rights of any holder of the new securities of that series in any material respect;

6.

reflecting the succession of another corporation to the issuer and the successor corporation’s assumption of the covenants and obligations of the issuer, as the case may be, under the new securities of that series and the indenture; or

7.

modifying, eliminating or adding to the provisions of the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act or under any similar U.S. federal statute enacted in the future or adding to the indenture any additional provisions that are expressly permitted by the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if the consent approves the substance of the proposed amendment, modification, supplement or waiver. After an amendment, modification, supplement or waiver under the indenture becomes effective, we will send to the holders of the affected securities or publish a notice briefly describing the amendment, modification, supplement or waiver. However, the failure to give this notice to all the holders of the relevant securities, or any defect in the notice, will not impair or affect the validity of the amendment, modification, supplement or waiver.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the issuer or any of the guarantors will have any liability for any obligations of the issuer or any of the guarantors under the new securities, the indenture or the guaranty agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, by accepting its new securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new securities. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law, Jurisdiction and Waiver of Immunity

The new securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that authorization and execution of the new securities and the indenture by the issuer will be governed by the laws of Mexico. The payment obligations of the guarantors under the guaranty agreement will be governed by and construed in accordance with the laws of the State of New York.

The issuer and each of the guarantors have appointed the Consul General of Mexico in New York (the “Consul General”) as their authorized agent for service of process in any action based on the new securities that a holder may institute in any federal court (or, if jurisdiction in federal court is not available, state court) in the Borough of Manhattan, The City of New York by the holder of any new security, and the issuer, each guarantor and the trustee have submitted to the jurisdiction of any such courts in respect of any such action and will irrevocably waive any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and the issuer and each of the guarantors will waive any right to which it may be entitled on account of residence or domicile.

The issuer and each of the guarantors reserve the right to plead sovereign immunity under the Immunities Act in actions brought against them under U.S. federal securities laws or any state securities laws, and the issuer and each of the guarantors’ appointment of the Consul General as their agent for service of process does not include service of process for these types of actions. Without the issuer and each of the guarantors’ waiver of immunity regarding these actions, you will not be able to obtain a judgment in a U.S. court against any of them unless such a court determines that the issuer or a guarantor is not entitled to sovereign immunity under the Immunities Act. However, even if you obtain a U.S. judgment under the Immunities Act, you may not be able to enforce this judgment in Mexico. Moreover, you may not be able to execute on the issuer or any of the guarantors’ property in the United States to enforce a judgment except under the limited circumstances specified in the Immunities Act.

Neither the issuer nor any guarantor is entitled to any immunity, whether on the grounds of sovereign immunity or otherwise, from any legal proceedings (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) to enforce or collect upon this prospectus or any other liability or obligation of the issuer and/or each of the guarantors related to or arising from the transactions contemplated hereby or thereby in respect of itself or its property, subject to certain restrictions pursuant to applicable law.

Therefore, under certain circumstances, a Mexican court may not enforce a judgment against the issuer or any of the guarantors.

Meetings

The indenture has provisions for calling a meeting of the holders of the new securities. Under the indenture, the trustee may call a meeting of the holders of any series of new securities at any time. The issuer or holders of at least 10% of the aggregate principal amount of the outstanding new securities of a series may also request a meeting of the holders of such new securities by sending a written request to the trustee detailing the proposed action to be taken at the meeting.

At any meeting of the holders of a series of new securities to act on a matter that is not a reserved matter, a quorum exists if the holders of a majority of the aggregate principal amount of the outstanding new securities of that series are present or represented. At any meeting of the holders of a series of new securities to act on a matter that is a reserved matter, a quorum exists if the holders of 75% of the aggregate principal amount of the outstanding new securities of that series are present or represented. However, if the consent of each such holder is required to act on such reserved matter, then a quorum exists only if the holders of 100% of the aggregate principal amount of the outstanding new securities of that series are present or represented.

Any holders’ meeting that has properly been called and that has a quorum can be adjourned from time to time by those who are entitled to vote a majority of the aggregate principal amount of the outstanding new securities of the relevant series that are represented at the meeting. The adjourned meeting may be held without further notice.

Any resolution passed, or decision made, at a holders’ meeting that has been properly held in accordance with the indenture is binding on all holders of the new securities of the relevant series.

Notices

All notices will be given to the holders of the new securities by mail to their addresses as they are listed in the trustee’s register. In addition, for so long as the new securities of a series are admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and the rules of the exchange so require, all notices to the holders of the new securities of that series will be published in a daily newspaper of general circulation in Luxembourg (expected to be the Luxemburger Wort) or, alternatively, on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication is not practicable, notice will be considered to be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

Certain Definitions

“Advance payment arrangement” means any transaction in which the issuer, any guarantor or any of their respective subsidiaries receives a payment of the purchase price of crude oil or gas or petroleum products that is not yet earned by performance.

“External indebtedness” means indebtedness which is payable, or at the option of its holder may be paid, (1) in a currency or by reference to a currency other than the currency of Mexico, (2) to a person resident or having its head office or its principal place of business outside Mexico and (3) outside the territory of Mexico.

“Forward sale” means any transaction that involves the transfer, sale, assignment or other disposition by the issuer, any guarantor or any of their respective subsidiaries of any right to payment under a contract for the sale of crude oil or gas that is not yet earned by performance, or any interest in such a contract, whether in the form of an account receivable, negotiable instrument or otherwise.

“Government forward sale” means a forward sale to:

•	Mexico or Banco de México;

•	the Bank for International Settlements; or

•	any other multilateral monetary authority or central bank or treasury of a sovereign state.

“Guarantee” means any obligation of a person to pay the indebtedness of another person, including without limitation:

•	an obligation to pay or purchase that indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide money to pay the indebtedness; or

•	any other agreement to be responsible for the indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Material subsidiaries” means, at any time, (1) each of the guarantors and (2) any subsidiary of the issuer or any of the guarantors having, as of the end of the most recent fiscal quarter of the guarantors, total assets greater than 12% of the total assets of the issuer, the guarantors and their respective subsidiaries on a consolidated basis. As of the date of this prospectus, the only material subsidiaries were the guarantors.

“Oil receivables” means amounts payable to the issuer, any guarantor or any of their respective subsidiaries for the sale, lease or other provision of crude oil or gas, whether or not they are already earned by performance.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having a separate legal personality.

“Petroleum products” means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

“Public external indebtedness” means any external indebtedness which is in the form of, or represented by, notes, bonds or other securities which are at that time being quoted, listed or traded on any stock exchange.

“Receivables financing” means any transaction resulting in the creation of a security interest on oil receivables to secure new external indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the issuer, any guarantor or any of their respective subsidiaries.

“Security interest” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance, including without limitation any equivalent thereof created or arising under the laws of Mexico.

“Subsidiary” means, in relation to any person, any other person which is controlled directly or indirectly by, or which has more than 50% of its issued capital stock (or equivalent) held or beneficially owned by, the first person and/or any one or more of the first person’s subsidiaries. In this case, “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that person.

BOOK ENTRY; DELIVERY AND FORM

Form

One or more permanent global notes or global bonds, in fully registered form without coupons, will represent the new securities of each series. We refer to the global notes or global bonds as the “global securities.” We will deposit each global security with the trustee at its corporate trust office as custodian for DTC. We will register each global security in the name of Cede & Co., as nominee of DTC, for credit to the respective accounts at DTC, Euroclear and Clearstream, Luxembourg of the holders of old securities participating in the exchange offers or to whichever accounts they direct.

Except in the limited circumstances described below under “—Certificated Securities,” owners of beneficial interests in a global security will not receive physical delivery of new securities in registered, certificated form. We will not issue the new securities in bearer form.

When we refer to a new security in this prospectus, we mean any certificated security and any global security. Under the indenture, only persons who are registered on the books of the trustee as the owners of a new security are considered the holders of the new security. Cede & Co., or its successor, as nominee of DTC, is considered the only holder of a new security represented by a global security. The issuer, the guarantors and the trustee and any of our respective agents may treat the registered holder of a new security as the absolute owner, for all purposes, of that new security whether or not it is overdue.

Global Securities

The statements below include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg that affect transfers of interests in the global securities.

Except as set forth below, a global security may be transferred, in whole or part, only to DTC, another nominee of DTC or a successor of DTC or that nominee.

Financial institutions will act on behalf of beneficial owners as direct and indirect participants in DTC. Beneficial interests in a global security will be represented, and transfers of those beneficial interests will be effected, through the accounts of those financial institutions. The interests in the global security may be held and traded in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. If investors participate in the DTC, Euroclear or Clearstream, Luxembourg systems, they may hold interests directly in DTC, Euroclear or Clearstream, Luxembourg. If they do not participate in any of those systems, they may indirectly hold interests through an organization that does participate.

At their respective depositaries, both Euroclear and Clearstream, Luxembourg have customers’ securities accounts in their names through which they hold securities on behalf of their participants. In turn, their respective depositaries have, in their names, customers’ securities accounts at DTC through which they hold Euroclear’s and Clearstream, Luxembourg’s respective securities.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York State laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered as required by Section 17A of the Exchange Act.

DTC’s participants include:

•	securities brokers and dealers;

•	banks (including the trustee);

•	trust companies;

•	clearing corporations; and

•	certain other organizations.

Some of DTC’s participants or their representatives own DTC. These participants created DTC to hold their securities and to use electronic book-entry changes to facilitate clearing and settling securities transactions in the participants’ accounts so as to eliminate the need for the physical movement of certificates.

Access to DTC’s book-entry system is also available to others that clear through or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by DTC only through participants.

When we issue the global securities, DTC will use its book-entry registration and transfer system to credit the respective principal amounts of the new securities represented by the global securities to the accounts of the participants designated by the holders of the old securities participating in the exchange offers.

Any person owning a beneficial interest in any of the global securities must rely on the procedures of DTC and, to the extent relevant, Euroclear or Clearstream, Luxembourg. If that person is not a participant, that person must rely on the procedures of the participant through which that person owns its interest to exercise any rights of a holder. Owners of beneficial interests in the global securities, however, will not:

•	be entitled to have new securities that represent those global securities registered in their names, receive or be entitled to receive physical delivery of the new securities in certificated form; or

•	be considered the holders under the indenture or the new securities.

We understand that it is existing industry practice that if an owner of a beneficial interest in a global security wants to take any action that Cede & Co., as the holder of the global security, is entitled to take, Cede & Co. would authorize the participants to take the desired action, and the participants would authorize the beneficial owners to take the desired action or would otherwise act upon the instructions of the beneficial owners who own through them.

DTC may grant proxies or otherwise authorize DTC participants (or persons holding beneficial interests in the new securities through DTC participants) to exercise any rights of a holder or to take any other actions which a holder is entitled to take under the indenture or the new securities. Under its usual procedures, DTC would mail an omnibus proxy to us assigning Cede & Co.’s consenting or voting rights to the DTC participants to whose accounts the new securities are credited.

Euroclear or Clearstream, Luxembourg will take any action a holder may take under the indenture or the new securities on behalf of its participants, but only in accordance with their relevant rules and procedures, and subject to their depositaries’ ability to effect any actions on their behalf through DTC.

We will allow owners of beneficial interests in the global securities to attend holders’ meetings and to exercise their voting rights in respect of the principal amount of new securities that they beneficially own, if they:

1.	obtain a certificate from DTC, a DTC participant, a Euroclear participant or a Clearstream, Luxembourg participant stating the principal amount of new securities beneficially owned by such person; and

2.	deposit that certificate with us at least three business days before the date on which the relevant meeting of holders is to be held.

Certificated Securities

If DTC or any successor depositary is at any time unwilling or unable to continue as a depositary for a global security, or if it ceases to be a “clearing agency” registered under the Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice from the depositary to that effect, then we will issue or cause to be issued, authenticate and deliver certificated securities, in registered form, in exchange for the global securities. In addition, we may determine that any global security will be exchanged for certificated securities. In that case, we will mail the certificated securities to the addresses that are specified by the registered holder of the global securities. If the registered holder so specifies, the certificated securities may be available for pick-up at the office of the trustee or any transfer agent (including the Luxembourg transfer agent), in each case not later than 30 days following the date of surrender of the relevant global security, endorsed by the registered holder, to the trustee or any transfer agent.

A holder of certificated securities may transfer those certificated securities or exchange them for certificated securities of any other authorized denomination by returning them to the office or agency that we maintain for that purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee, or at the office of any transfer agent. No service charge will be imposed for any registration of transfer of new securities, but we may require the holder of a new security to pay a fee to cover any related tax or other governmental charge.

Neither the registrar nor any transfer agent will be required to register the transfer or exchange of any certificated securities for a period of 15 days before any interest payment date, or to register the transfer or exchange of any certificated securities that have been called for redemption.

If any certificated security is mutilated, defaced, destroyed, lost or stolen, we will execute and we will request that the trustee authenticate and deliver a new certificated security. The new certificated security will be of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on the original certificated security, in exchange and substitution for the original certificated security (upon its surrender and cancellation) or in lieu of and substitution for the certificated security. If a certificated security is destroyed, lost or stolen, the applicant for a substitute certificated security must furnish us and the trustee with whatever security or indemnity we may require to hold each of us harmless. In every case of destruction, loss or theft of a certificated security, the applicant must also furnish us with satisfactory evidence of the destruction, loss or theft of the certificated security and its ownership. Whenever we issue a substitute certificated security, we may require the registered holder to pay a sum sufficient to cover related fees and expenses.

TAXATION

The following is a summary of the principal Mexican and U.S. federal income tax considerations that may be relevant to the exchange of old securities and ownership and disposition of the new securities. This summary is based on the U.S. federal and Mexican tax laws in effect on the date of this prospectus. These laws are subject to change. Any change could apply retroactively and could affect the continued validity of the summary. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico and the United States.

This summary does not describe all of the tax considerations that may be relevant to your situation, particularly if you are subject to special tax rules. Each holder or beneficial owner of old securities considering an exchange of old securities for new securities should consult its own tax advisor as to the Mexican, U.S. or other tax consequences of the ownership and disposition of new securities and the exchange of old securities for new securities, including the effect of any foreign, state or local tax laws.

The United States and Mexico entered into a Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, and a Protocol thereto, both signed on September 18, 1992 and amended by additional Protocols signed on September 8, 1994 and November 26, 2002 (which we refer to as the “United States-Mexico income tax treaty”). This summary describes the provisions of the United States-Mexico income tax treaty that may affect the taxation of certain U.S. holders of new securities. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

Mexico has also entered into tax treaties with various other countries (most of which are in effect) and is negotiating tax treaties with various other countries. These tax treaties may have effects on holders of new securities. This summary does not discuss the consequences (if any) of such treaties.

Mexican Taxation

This summary of certain Mexican federal tax considerations refers only to potential holders of the new securities that are not residents of Mexico for Mexican tax purposes and that will not hold the new securities or a beneficial interest therein through a permanent establishment for tax purposes in Mexico. We refer to such non-resident holder as a foreign holder. For purposes of Mexican taxation, an individual is a resident of Mexico if he/she has established his/her domicile in Mexico, unless he/she has a place of residence in another country as well, in which case such individual will be considered a resident of Mexico for tax purposes, if such individual has his/her center of vital interest in Mexico. An individual would be deemed to maintain his/her center of vital interest in Mexico if, among other things, (a) more than 50% of his/her total income for the calendar year results from Mexican sources, or (b) his/her principal center of professional activities is located in Mexico.

A legal entity is a resident of Mexico if it:

•	maintains the principal place of its management in Mexico; or

•	has established its effective management in Mexico.

A Mexican citizen is presumed to be a resident of Mexico unless such person can demonstrate the contrary. If a legal entity or individual has a permanent establishment for tax purposes in Mexico, such legal entity or individual shall be required to pay taxes in Mexico on income attributable to such permanent establishment in accordance with Mexican federal tax law.

Taxation of Interest and Principal. Under existing Mexican laws and regulations, a foreign holder will not be subject to any taxes or duties imposed or levied by or on behalf of Mexico in respect of payments of principal of the new securities made by the issuer and the guarantors. Pursuant to the Mexican Income Tax Law and to rules issued by the Ministry of Finance and Public Credit applicable to PEMEX, payments of interest (or amounts deemed to be interest) made by the issuer or the guarantors in respect of the new securities to a foreign holder will be subject to a Mexican withholding tax imposed at a rate of 4.9% if, as expected:

1.	the new securities are (or the old securities for which they were exchanged were) placed outside of Mexico by a bank or broker dealer in a country with which Mexico has a valid tax treaty in effect;

2.	the CNBV is notified of the issuance of the new securities and evidence of such notification is timely filed with the Ministry of Finance and Public Credit;

3.

the issuer timely files with the Ministry of Finance and Public Credit (a) certain information related to the new securities and this prospectus and (b) information representing that no party related to the issuer, directly or indirectly, is the effective beneficiary of five percent (5%) or more of the aggregate amount of each such interest payment; and

4.	the issuer or the guarantors maintain records that evidence compliance with (3) 3 above.

If these requirements are not satisfied, the applicable withholding tax rate will be higher.

Under the United States-Mexico income tax treaty, the Mexican withholding tax rate is 4.9% for certain holders that are residents of the United States (within the meaning of the United States-Mexico income tax treaty) under certain circumstances contemplated therein.

Payments of interest made by the issuer or a guarantor in respect of the new securities to a non-Mexican pension or retirement fund will be exempt from Mexican withholding taxes, provided that any such fund:

1.	is duly established pursuant to the laws of its country of origin and is the effective beneficiary of the interest paid;

2.	is exempt from income tax in respect of such payments in such country; and

3.	is registered with the Ministry of Finance and Public Credit for that purpose.

Additional Amounts. The issuer and the guarantors have agreed, subject to specified exceptions and limitations, to pay additional amounts, which are specified and defined in the indenture, to the holders of the new securities to cover Mexican withholding taxes. If any of the issuer or the guarantors pays additional amounts to cover Mexican withholding taxes in excess of the amount required to be paid, you will assign to us your right to receive a refund of such excess additional amounts but you will not be obligated to take any other action. See “Description of the New Securities—Additional Amounts.”

We may ask you and other holders or beneficial owners of the new securities to provide certain information or documentation necessary to enable us to determine the appropriate Mexican withholding tax rate applicable to you and such other holders or beneficial owners. In the event that you do not provide the requested information or documentation on a timely basis, our obligation to pay additional amounts may be limited. See “Description of the New Securities—Additional Amounts.”

Taxation of Dispositions. Capital gains resulting from the sale or other disposition of the new securities (including an exchange of old securities for new securities pursuant to the exchange offers) by a foreign holder to another foreign holder will not be subject to Mexican income or other similar taxes.

Transfer and Other Taxes. A foreign holder does not need to pay any Mexican stamp, registration or similar taxes in connection with the purchase, ownership or disposition of the new securities. A foreign holder of the new securities will not be liable for Mexican estate, gift, inheritance or similar tax with respect to the new securities.

United States Federal Income Taxation

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to investors considering the exchange offers. Except for the discussion under “Taxation—United States Federal Income Taxation—Non-U.S. Holders.” and “Taxation—United States Federal Income Taxation—Information Reporting and Backup Withholding.” the discussion generally applies only to holders of new securities that are U.S. holders. You will be a “U.S. holder” if you are a beneficial owner of securities that is an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the new securities. You will be a “non-U.S. holder” if you are a beneficial owner of securities that is not a U.S.

This summary applies to you only if you own your new securities as capital assets. It does not address considerations that may be relevant to you if you are an investor to which special tax rules apply, such as a bank, a financial institution, a tax-exempt entity, an insurance company, an entity taxed as a partnership or a partner therein, a nonresident alien individual present in the United States for 183 days or more in a taxable year, certain short-term holders of securities, a dealer in securities or currencies, a trader in securities that elects mark-to-market treatment, a person that hedges its exposure in the new securities or that will hold new securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or a person whose “functional currency” is not the U.S. dollar. You should be aware that the U.S. federal income tax consequences of holding the new securities may be materially different if you are an investor described in the prior sentence.

This summary does not address the alternative minimum tax, the Medicare tax on net investment income, the special timing rules prescribed under section 451(b) of the Internal Revenue Code of 1986, as amended, or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder. Accordingly, each U.S. holder should consult its own tax advisor with regard to the exchange offer and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

Exchange of Old Securities and New Securities. An exchange of old securities for new securities will not be a taxable event for U.S. federal income tax purposes. Accordingly, you will not realize any gain or loss upon the exchange of your old securities for new securities. Your tax basis and holding period in the new securities will be the same as your tax basis and holding period in the old securities.

Taxation of Interest and Additional Amounts. The gross amount of interest and additional amounts (that is, without reduction for Mexican withholding taxes, determined utilizing the appropriate Mexican withholding tax rate applicable to you) will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. Mexican withholding taxes paid at the appropriate rate applicable to you will be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income. Interest and additional amounts will constitute income from sources without the United States for U.S. foreign tax credit purposes. Furthermore, interest and additional amounts generally will constitute “passive category income” for U.S. foreign tax credit purposes.

The calculation of foreign tax credits and, in case you elect to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on your particular circumstances. You should consult your own tax advisor regarding the availability of foreign tax credits and the treatment of additional amounts.

Amortizable Premium. If you purchased an old security for an amount that was greater than the principal amount of the old security, you will be considered to have purchased the security with amortizable bond premium. With some exceptions, you may elect to amortize this premium (as an offset to interest income) over the remaining term of the new security. If you elect to amortize bond premium with respect to a new security, you must reduce your tax basis in the security by the amounts of the premium amortized in any year. If you do not elect to amortize such premium, the amount of any premium will be included in your tax basis in the security when the security is disposed of. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by a taxpayer, and such election may be revoked only with the consent of the Internal Revenue Service (the IRS).

Market Discount. If you purchased an old security at a price that is lower than its remaining redemption amount by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, your new security will be considered to have market discount. In such case, gain realized by you on the disposition of the new security generally will be treated as ordinary income to the extent of the market discount that accrued on both the old and new security, treated as a single instrument, while held by you. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the security. In general terms, market discount on a security will be treated as accruing ratably over the term of such security, or, at your election, under a constant-yield method.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis) in lieu of treating a portion of any gain realized on a disposition as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by a taxpayer on or after the first day of the taxable year to which such election applies and is revocable only with the consent of the IRS.

Taxation of Dispositions. Upon the sale, exchange or retirement of a new security, you will generally recognize capital gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest, which will be taxable as such) and your tax basis in the new security. As discussed above, your initial tax basis in the new securities will equal your tax basis in the old securities, which will generally equal the cost of such securities to you, reduced by any bond premium you previously amortized and increased by any market discount you previously included in income. Gain or loss recognized on the sale, redemption or other disposition of a new security generally will be long-term capital gain or loss if, at the time of the disposition, the new security has been held for more than one year. Long-term capital gains recognized by an individual holder generally are taxed at preferential rates.

Non-U.S. Holders. If you are a non-U.S. holder, subject to the discussion below under “Information Reporting and Backup Withholding,” interest income and any gain realized on a sale or exchange of new securities generally will be exempt from U.S. federal income tax, including withholding taxes.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with new security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the new securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

The Proposed Financial Transaction Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transactions tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovenia, Slovakia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the new securities in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the new securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional European Union Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the new securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of new securities that it receives for its own account in exchange for old securities pursuant to the exchange offers if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. A broker-dealer may use this prospectus, as amended or supplemented, in connection with resales of new securities that it receives in exchange for old securities if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days following the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

None of the issuer or any of the guarantors will receive any proceeds from any sale of new securities by broker-dealers. New securities that broker-dealers receive for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale. These transactions may be at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new securities and any commission or concessions that any such persons receive may be deemed to be underwriting compensation under the Securities Act. However, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incidental to the exchange offers, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the old securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By accepting the exchange offer, each broker-dealer that receives new securities in the exchange offers agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

We are delivering copies of this prospectus in electronic form through the facilities of DTC. You may obtain paper copies of the prospectus by contacting the Luxembourg listing agent at its address specified on the inside back cover of this prospectus. By participating in the exchange offers, you will be consenting to electronic delivery of these documents.

The 2025 new securities and the 2032 new securities, are new issues of securities with no established trading market. We intend to apply to have the 2025 new securities and the 2032 new securities, admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, but we cannot assure you that an active market for the new securities will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

The information contained in this prospectus is the exclusive responsibility of the issuer and the guarantors and has not been reviewed or authorized by the CNBV. Petróleos Mexicanos filed a notice in respect of the offerings of both the old securities and the new securities with the CNBV at the time the old securities of each series were issued. Such notice is a requirement under the Securities Market Law in connection with an offering of securities outside of Mexico by a Mexican issuer. Such notice is solely for information purposes and does not imply any certification as to the investment quality of the new securities, solvency of the issuer or the guarantors. The information contained in this prospectus is the sole responsibility of the issuer, and the CNBV has not reviewed or authorized the content of this prospectus. The new securities have not been and will not be registered in the National Securities Registry, maintained by the CNBV, and may not be offered or sold publicly in Mexico. Furthermore, the new securities may not be offered or sold in Mexico, except through a private placement made to institutional or qualified investors conducted in accordance with Article 8 of the Securities Market Law.

We are responsible for the information contained in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

VALIDITY OF SECURITIES

Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel, will pass upon the validity under New York law of the new securities and the guaranties for the issuer and the guarantors. The General Counsel of Petróleos Mexicanos will pass upon certain legal matters governed by Mexican law for the issuer and the guarantors.

PUBLIC OFFICIAL DOCUMENTS AND STATEMENTS

The information that appears under “Item 4—Information on the Company—United Mexican States” in the Form 20-F has been extracted or derived from publications of, or sourced from, Mexico or one of its agencies or instrumentalities. We have included other information that we have extracted, derived or sourced from official publications of Petróleos Mexicanos or the subsidiary entities, each of which is a Mexican governmental agency. We have included this information on the authority of such publication or source as a public official document of Mexico. We have included all other information herein as a public official statement made on the authority of the Director General of Petróleos Mexicanos, Octavio Romero Oropeza.

EXPERTS

The consolidated financial statements of Petróleos Mexicanos, subsidiary entities and subsidiary companies as of December 31, 2020, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Cárdenas Dosal, S.C. (KPMG), independent registered public accounting firm, incorporated by reference herein, and given upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that PEMEX’s recurring losses from operations, a net capital deficiency, and an accumulated equity deficit raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Certain oil and gas reserve data incorporated by reference in this prospectus and the registration statement from the annual report on Form 20-F for the year ended December 31, 2020 were reviewed by DeGolyer and MacNaughton, Netherland, Sewell International, S. de R.L. de C.V., GLJ Petroleum Consultants, Ltd. and Sproule International Limited and Sproule México, S.A. de C.V. as indicated therein, in reliance upon the authority of such firms as experts in estimating proved oil and gas reserves.

RESPONSIBLE PERSONS

We are furnishing this prospectus solely for use by prospective investors in connection with their consideration of participating in the exchange offers and for Luxembourg listing purposes. The issuer, together with the guarantors, confirm that, having taken all reasonable care to ensure that such is the case:

•	the information contained in this prospectus is true, to the best of their knowledge, and correct in all material respects and is not misleading;

•	they, to the best of their knowledge, have not omitted other material facts, the omission of which would make this prospectus as a whole misleading; and

•	they accept responsibility for the information they have provided in this prospectus.

GENERAL INFORMATION

1.    The new securities have been accepted for clearance through Clearstream, Luxembourg and Euroclear. The securities codes for the new securities are:

Series	CUSIP	ISIN	Common Code
2025 new securities	71654Q DH2	US71654QDH20
2032 new securities	71643V AB1	US71643VAB18

2.    In connection with the application to have the new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, we will, prior to admission to trading, deposit, through our agent, copies of the trust agreement, as amended, establishing the issuer with the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents. In addition, documents relating to PEMEX will be deposited prior to listing at the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents.

3.    We have obtained all necessary consents, approvals and authorizations in Mexico in connection with the issue of, and performance of our rights and obligations under, the new securities, including the registration of the indenture, the guaranty agreement and the forms of securities attached to the indenture. The board of directors of Petróleos Mexicanos approved resolutions on January 13, 2009, December 18, 2009, December 14, 2010, December 2, 2011, January 16, 2013, October 25, 2013, December 19, 2013, September 22, 2014, December 19, 2014, July 10, 2015, August 18, 2015, July 8, 2016, July 14, 2017, on July 13, 2018, February 26, 2019, July 15, 2019 and July 14, 2020, authorizing the issuance of the securities. On October 16, 2020, December 16, 2021 and December 23, 2021, the issuer issued certificates of authorization authorizing the issuance of the new securities.

4.    Except as disclosed in this document, there has been no material adverse change in the financial position of the issuer or the guarantors since the date of the latest financial statements incorporated by reference in this prospectus.

5.    Except as disclosed under “Item 8—Financial Information—Legal Proceedings” in the Form 20-F, Note 27 to the 2020 financial statements and Note 19 to the September 2021 interim financial statements included in the December 6-K, none of the issuer or any of the guarantors is involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the new securities. None of the issuer or any of the guarantors is aware of any such pending or threatened litigation or arbitration.

6.    You may obtain the following documents during usual business hours on any day (except Saturday and Sunday and legal holidays) at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg for so long as any of the new securities are outstanding and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange:

•	copies of the latest annual report and consolidated accounts of PEMEX; and

•	copies of the indenture, the forms of the new securities and the guaranty agreement.

As of the date of this prospectus, the guarantors do not publish their own financial statements and will not publish interim or annual financial statements. The issuer publishes condensed consolidated interim financial statements in Spanish on a regular basis, and summaries of these condensed consolidated interim financial statements in English are available, free of charge, at the office of the paying and transfer agent in Luxembourg.

7.    The principal offices of KPMG Cárdenas Dosal, S.C. (KPMG), independent registered public accounting firm and auditors of PEMEX for the fiscal years ended December 31, 2018, 2019 and 2020, are located at Manuel Avila Camacho 176 P1, Col. Reforma Social, 11650 Miguel Hidalgo, Ciudad de México, México, telephone: (52-55) 5246-8300.

8.    The Mexican Government is not legally liable for, and is not a guarantor of, the new securities.

9.    Under Mexican law, all hydrocarbon reserves located in Mexico are permanently and inalienably vested in Mexico. Article 27 of the Political Constitution of the United Mexican States provides that the Mexican Government will carry out exploration and extraction activities through agreements with third parties and through assignments to and agreements with Petróleos Mexicanos.

10.     Neither the issuer nor any guarantor is entitled to any immunity, whether on the grounds of sovereign immunity or otherwise, from any legal proceedings (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) to enforce or collect upon this prospectus or any other liability or obligation of the issuer and/or each of the guarantors related to or arising from the transactions contemplated hereby or thereby in respect of itself or its property, subject to certain restrictions pursuant to applicable law.

As a result, under certain circumstances, a Mexican court may not enforce a judgment against the issuer or any of the guarantors.

11.    In the event that you bring proceedings in Mexico seeking performance of the issuer or the guarantors’ obligations in Mexico, pursuant to the Ley Monetaria de los Estados Unidos Mexicanos (Monetary Law of the United Mexican States), the issuer or any of the guarantors may discharge its obligations by paying any sum due in currency other than Mexican pesos in Mexican pesos at the rate of exchange prevailing in Mexico on the date when payment is made. Banco de México currently determines such rate every business day in Mexico and publishes it in the Official Gazette of the Federation on the following business day.

HEAD OFFICE OF THE ISSUER AND EACH OF THE GUARANTORS Avenida Marina Nacional No. 329 Colonia Verónica Anzures, Alcaldía Miguel Hidalgo 11300 Ciudad de México, México	AUDITORS OF THE ISSUER KPMG Cárdenas Dosal, S.C. Independent Registered Public Accounting Firm Manuel Avila Camacho 176 P1, Col. Reforma Social, Miguel Hidalgo, 11650 Ciudad de México, México

TRUSTEE, PRINCIPAL PAYING AND TRANSFER AGENT	EXCHANGE AGENT

Deutsche Bank Trust Company Americas Trust and Agency Services 1 Columbus Circle, 17th Floor Mail Stop: NYC01-1710 New York, New York 10019 USA	Deutsche Bank Trust Company Americas c/o DB Services Americas, Inc. Attn: Reorg Department 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256 USA

LUXEMBOURG LISTING AGENT	PAYING AND TRANSFER AGENT

Banque Internationale à Luxembourg S.A. 69 route d’Esch L-2953 Luxembourg Grand Duchy of Luxembourg	Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-2115 Luxembourg Ref: Coupon Paying Dept.

LEGAL ADVISORS

To the issuer and the guarantors as to U.S. law:
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006

To the issuer and the guarantors as to Mexican law:
General Counsel Petróleos Mexicanos
Avenida Marina Nacional No. 329 Colonia Verónica Anzures, 11300 Alcaldía Miguel Hidalgo, Ciudad de México, México

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. Since June 2019, due to the tightening of the insurance market, both in Mexico and internationally, PEMEX has been unable to obtain a directors and officers liability insurance policy. As a result, as of the date of this prospectus, directors and officers do not have such coverage. Notwithstanding the foregoing, PEMEX remains in pursuit of this coverage in order to recover it as soon as possible

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1	Ley de Petróleos Mexicanos (Petróleos Mexicanos Law), effective October 7, 2014 (English translation) (previously filed as Exhibit 1.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

3.2	Reglamento de la Ley de Petróleos Mexicanos (Regulations to the Petróleos Mexicanos Law), effective November 1, 2014 and as amended as of February 9, 2015 (English translation) (previously filed as Exhibit 1.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

3.3	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Exploración y Producción (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Exploration and Production), effective June 1, 2015 (English translation) (previously filed as Exhibit 3.4 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on July 21, 2015 and incorporated by reference herein).

3.4	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Logística (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Logistics), effective October 1, 2015 (English translation) (previously filed as Exhibit 3.6 to Amendment No. 1 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on February 8, 2016 and incorporated by reference herein).

3.5	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Transformación Industrial (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Industrial Transformation), effective November 1, 2015 (English translation) (previously filed as Exhibit 3.7 to Amendment No. 1 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on February 8, 2016 and incorporated by reference herein).

3.6	Adecuación al Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petró leos Mexicanos, denominada Pemex Exploración y Producción (Amendment to Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Exploration and Production), effective December 29, 2015 (English translation) (previously filed as Exhibit 3.4 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-220721) on September 29, 2017 and incorporated by reference herein).

3.7	Adecuación al Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petró leos Mexicanos, denominada Pemex Exploración y Producción (Amendment to Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Exploration and Production), effective May 12, 2016 (English translation) (previously filed as Exhibit 3.4 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-213351) on November 30, 2016 and incorporated by reference herein).

3.8	Adecuación al Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petró leos Mexicanos, denominada Pemex Exploración y Producción (Amendment to Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Exploration and Production), effective July 1, 2019 (English translation) (previously filed as Exhibit 1.10 to the Petróleos Mexicanos Annual Report on Form 20-F (File No. 0-99) on May 8, 2020 and incorporated by reference herein).

3.9	Adecuación al Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petró leos Mexicanos, denominada Pemex Logística (Amendment to Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Logistics), effective July 1, 2019 (English translation) (previously filed as Exhibit 1.11 to the Petróleos Mexicanos Annual Report on Form 20-F (File No. 0-99) on May 8, 2020 and incorporated by reference herein).

3.10	Adecuación al Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petró leos Mexicanos, denominada Pemex Transformación Industrial (Amendment to Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Industrial Transformation), effective July 1, 2019 (English translation) (previously filed as Exhibit 1.12 to the Petróleos Mexicanos Annual Report on Form 20-F (File No. 0-99) on May 8, 2020 and incorporated by reference herein).

3.11	Adecuación al Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petró leos Mexicanos, denominada Pemex Transformación Industrial (Amendment to Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Industrial Transformation), effective January 1, 2021 (English translation) (previously filed as Exhibit 1.13 to the Petróleos Mexicanos Annual Report on Form 20-F (File No. 0-99) on May 17, 2021 and incorporated by reference herein).

4.1	Fiscal Agency Agreement between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), dated as of June 16, 1993, and amended and restated as of February 26, 1998 (previously filed as Exhibit 3.1 to the Petróleos Mexicanos Annual Report on Form 20-F (File No. 0-99) on June 29, 2000 and incorporated by reference herein). (P)

4.2	Indenture, dated as of September 18, 1997, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 4.1 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein). (P)

4.3	Indenture, dated as of July 31, 2000, among the Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein). (P)

4.4	Indenture, dated as of December 30, 2004, among the Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F on June 30, 2005 and incorporated by reference herein).

4.5	Indenture, dated as of January 27, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2009 and incorporated by reference herein).

4.6	First supplemental indenture dated as of September 30, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 2.4 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

4.7	First supplemental indenture dated as of September 30, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of December 30, 2004 (previously filed as Exhibit 2.6 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

4.8	Amendment Agreement dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, amending the terms and conditions of Petróleos Mexicanos’ 8.625% Bonds due 2023 issued pursuant to the Fiscal Agency Agreement between Petróleos Mexicanos and Deutsche Bank Trust Company (as amended and restated) (previously filed as Exhibit 4.9 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.9	First supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of September 18, 1997 (previously filed as Exhibit 4.10 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.10	First supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of August 7, 1998 (previously filed as Exhibit 4.11 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.11	Second supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 4.12 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.12	Second supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of December 30, 2004 (previously filed as Exhibit 4.13 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.13	Fourth supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009 (previously filed as Exhibit 4.14 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.14	Third supplemental indenture dated as of September 10, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 2.22 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

4.15	Fifth supplemental indenture dated as of October 15, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009 (previously filed as Exhibit 2.23 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

4.16	Sixth supplemental indenture dated as of December 8, 2015 between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009 (previously filed as Exhibit 4.17 to Amendment No. 1 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on February 8, 2016 and incorporated by reference herein).

4.17	Seventh supplemental indenture dated as of June 14, 2016 between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009 (previously filed as Exhibit 4.18 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-213351) on August 26, 2016 and incorporated by reference herein).

4.18	Eighth supplemental indenture dated as of February 16, 2018 between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009 (previously filed as Exhibit 2.26 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2018 and incorporated by reference herein).

4.19	Ninth supplemental indenture dated as of June 4, 2018 between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009 (previously filed as Exhibit 4.20 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-227508) on September 25, 2018 and incorporated by reference herein).

4.20	Trust Agreement, dated as of November 10, 1998, among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 3.1 to the Petróleos Mexicanos Annual Report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein). (P)

4.21	Form of 6.875% Notes due 2025 (previously filed as Exhibit 4.21 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-259870) on September 29, 2021 and incorporated by reference herein).

4.22	Form of 6.700% Notes due 2032.

4.23	Exchange and Registration Rights Agreement, dated as of October 16, 2020, among BofA Securities, Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc. (previously filed as Exhibit 4.22 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-259870) on September 29, 2021 and incorporated by reference herein).

4.24	Exchange and Registration Rights Agreement, dated as of December 16, 2021, among BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and HSBC Securities (USA) Inc.

4.25	Exchange and Registration Rights Agreement, dated as of December 23, 2021, among BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and HSBC Securities (USA) Inc.

4.26	Amendment No. 1, dated as of November 17, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos dated as of November 10, 1998 (previously filed as Exhibit 2.10 to the Petróleos Mexicanos Annual Report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

4.27	Amendment No. 2, dated as of December 22, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos dated as of November 10, 1998 (previously filed as Exhibit 2.11 to the Petróleos Mexicanos Annual Report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

4.28	Amendment No. 3, dated as of August 17, 2006, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos dated as of November 10, 1998 (previously filed as Exhibit 3.4 to the Petróleos Mexicanos Registration Statement on Form F-4/A (File No. 333-136674) on October 27, 2006 and incorporated by reference herein).

4.29	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and the Pemex Project Funding Master Trust (previously filed as Exhibit 3.2 to the Petróleos Mexicanos Annual Report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein). (P)

4.30	Amendment No. 1, dated as of August 17, 2006, to the Assignment and Indemnity Agreement among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and the Master Trust (previously filed as Exhibit 4.7 to the Petróleos Mexicanos Registration Statement on Form F-4/A (File No. 333-136674) on October 27, 2006 and incorporated by reference herein).

4.31	Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein). (P)

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Petróleos Mexicanos.

5.2	Opinion of Lic. Luz Maria Zarza Delgado, General Counsel of Petróleos Mexicanos.

10.1	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., P.M.I. Services, B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein). (P)

10.2	Amendment No. 2, dated as of June 24, 2014, to the Receivables Purchase Agreement by and among Pemex Finance Ltd., P.M. I. Comercio Internacional, S.A. de C.V., P.M.I. Services, B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 10.2 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

21.1	List of subsidiaries.

22.1	List of subsidiary guarantors and issuers of guaranteed securities and affiliates whose securities collateralize securities of the registrant.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Dra. Luz Maria Zarza Delgado General Counsel of Petróleos Mexicanos (included in Exhibit 5.2).

23.3	Consent letter of KPMG Cárdenas Dosal, S.C. (KPMG), independent registered public accounting firm.

23.5	Consent letters of GLJ Petroleum Consultants, Ltd. (previously filed as Exhibit 23.5 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-259870) on September 29, 2021 and incorporated by reference herein).

23.6	Reports on Reserves Data by GLJ Petroleum Consultants Ltd., Independent Qualified Reserves Evaluator or Auditor, as of December 31, 2020, (previously filed as Exhibit 10.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on May 17, 2021 and incorporated by reference herein).

23.7	Consent letters of Netherland, Sewell International, S. de R.L. de C.V. (previously filed as Exhibit 23.7 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-259870) on September 29, 2021 and incorporated by reference herein).

23.8	Reports on Reserves Data by Netherland, Sewell International, S. de R.L. de C.V., Independent Qualified Reserves Evaluator or Auditor, as of January 1, 2021, (previously filed as Exhibit 10.4 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on May 17, 2021 and incorporated by reference herein).

23.9	Consent letter of DeGolyer and MacNaughton (previously filed as Exhibit 23.9 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-259870) on September 29, 2021 and incorporated by reference herein).

23.10	Report on Reserves Data by DeGolyer and MacNaughton, Independent Qualified Reserves Evaluator or Auditor, as of January 1, 2021 (previously filed as Exhibit 10.6 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on May 17, 2021 and incorporated by reference herein).

23.11	Consent letter of Sproule International Limited and Sproule México, S.A. de C.V. (previously filed as Exhibit 23.11 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-259870) on September 29, 2021 and incorporated by reference herein).

23.12	Report on Reserves Data by Sproule International Limited and Sproule México, S.A. de C.V., Independent Qualified Reserves Evaluator or Auditor, as of December 31, 2020 (previously filed as Exhibit 10.8 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on May 17, 2021 and incorporated by reference herein).

24.1	Powers of Attorney (included in the signature pages of this registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1.

99.1	Form of Letter to Brokers.

99.2	Form of Letter to Clients.

107	Calculation of Filing Fee Tables

(P) Filed via paper.

The exhibits do not include certain instruments defining the rights of holders of long-term debt of the registrants or their subsidiaries for which consolidated or unconsolidated financial statements are required to be filed because under such instruments the total amount of notes authorized does not exceed 10% of the total assets of the registrants and their subsidiaries on a consolidated basis. The registrants agree to furnish a copy of any such instrument to the Securities and Exchange Commission upon its request.

(b) Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.

(c) Not applicable.

Item 22.	Undertakings

(a) The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the Securities Act);

(ii)

To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

7. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

10. The undersigned registrants hereby undertake: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on February 15, 2022.

PETRÓLEOS MEXICANOS

By:	/s/ Octavio Romero Oropeza
Octavio Romero Oropeza
Director General (Chief Executive Officer) of Petróleos Mexicanos

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eduardo Raúl Calvo Barbeau, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Octavio Romero Oropeza Octavio Romero Oropeza	Director General (Chief Executive Officer)	February 15, 2022

/s/ Antonio López Velarde Loera Antonio López Velarde Loera	Acting Corporate Director of Finance (Chief Financial Officer)	February 15, 2022

/s/ José María del Olmo Blanco José María del Olmo Blanco	Acting Deputy Director of Budget and Accounting (Chief Accounting Officer)	February 15, 2022

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ Norma Rocío Nahle García Norma Rocío Nahle García	Chairperson of the Board of Directors of Petróleos Mexicanos and Secretary of Energy	February 15, 2022

/s/ Rogelio Ramírez de la O Rogelio Ramírez de la O	Director and Secretary of Finance and Public Credit	February 15, 2022

/s/ Tatiana Clouthier Carrillo Tatiana Clouthier Carrillo	Director and Secretary of Economy	February 15, 2022

/s/ María Luisa Albores González María Luisa Albores González	Director and Secretary of Environment and Natural Resources	February 15, 2022

/s/ Manuel Bartlett Díaz Manuel Bartlett Díaz	Director and Director General of Comisión Federal de Electricidad	February 15, 2022

/s/ Juan José Paullada Figueroa Juan José Paullada Figueroa	Independent Director	February 15, 2022

/s/ José Eduardo Beltrán Hernández José Eduardo Beltrán Hernández	Independent Director	February 15, 2022

/s/ Laura Itzel Castillo Juárez Laura Itzel Castillo Juárez	Independent Director	February 15, 2022

/s/ Humberto Domingo Mayans Canabal Humberto Domingo Mayans Canabal	Independent Director	February 15, 2022

Vacant	Independent Director

SIGNATURE PAGE OF PEMEX EXPLORATION AND PRODUCTION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on February 15, 2022.

PEMEX EXPLORATION AND PRODUCTION

By	/s/ Ángel Cid Munguía
Ángel Cid Munguía
Director General (Chief Executive Officer) of Pemex Exploration and Production

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eduardo Raúl Calvo Barbeau, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Ángel Cid Munguía Ángel Cid Munguía	Director General (Chief Executive Officer)	February 15, 2022

/s/ Antonio López Velarde Loera Antonio López Velarde Loera	Acting Director of Finance of Petróleos Mexicanos (acting as Chief Financial Officer of Pemex Exploration and Production)	February 15, 2022

/s/ Victorio Linares Mantilla Victorio Linares Mantilla	Acting Deputy Director of Finance Coordination of Petróleos Mexicanos (acting as Chief Accounting Officer of Pemex Exploration and Production)	February 15, 2022

SIGNATURE PAGE OF PEMEX EXPLORATION AND PRODUCTION

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ Octavio Romero Oropeza Octavio Romero Oropeza	Chairperson of the Board of Directors of Pemex Exploration and Production and Director General (Chief Executive Officer) of Petróleos Mexicanos	February 15, 2022

/s/ Jorge Luis Basaldúa Ramos Jorge Luis Basaldúa Ramos	Director and Acting Director General of Pemex Industrial Transformation	February 15, 2022

/s/ Javier Núñez López Javier Núñez López	Director and Deputy Director of Supply of Petróleos Mexicanos	February 15, 2022

/s/ Antonio López Velarde Loera Antonio López Velarde Loera	Director and Acting Corporate Director of Finance of Petróleos Mexicanos	February 15, 2022

/s/ Jorge Alberto Arévalo Villagrán Jorge Alberto Arévalo Villagrán	Director and Director General of Exploration and Extraction of Hydrocarbons of the Ministry of Energy	February 15, 2022

/s/ Gabriel Yorio González Gabriel Yorio González	Director and Acting Undersecretary of Income of the Ministry of Finance and Public Credit	February 15, 2022

/s/ Ángel Cid Munguía Ángel Cid Munguía	Director and Director General of Pemex Exploration and Production	February 15, 2022

SIGNATURE PAGE OF PEMEX INDUSTRIAL TRANSFORMATION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on February 15, 2022.

PEMEX INDUSTRIAL TRANSFORMATION

By	/s/ Jorge Luis Basaldúa Ramos
Jorge Luis Basaldúa Ramos
Acting Director General (Chief Executive Officer) of Pemex Industrial Transformation

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eduardo Raúl Calvo Barbeau, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Jorge Luis Basaldúa Ramos Jorge Luis Basaldúa Ramos	Acting Director General (Chief Executive Officer)	February 15, 2022

/s/ Antonio López Velarde Loera Antonio López Velarde Loera	Acting Corporate Director of Finance of Petróleos Mexicanos (acting as Chief Financial Officer of Pemex Industrial Transformation)	February 15, 2022

/s/ Victorio Linares Mantilla Victorio Linares Mantilla	Acting Deputy Director of Finance Coordination of Petróleos Mexicanos (acting as Chief Accounting Officer of Pemex Industrial Transformation)	February 15, 2022

SIGNATURE PAGE OF PEMEX INDUSTRIAL TRANSFORMATION

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ Octavio Romero Oropeza Octavio Romero Oropeza	Chairperson of the Board of Directors of Pemex Industrial Transformation and Director General (Chief Executive Officer) of Petróleos Mexicanos	February 15, 2022

/s/ Marcos Manuel Herrería Alamina Marcos Manuel Herrería Alamina	Director and Corporate Director of Management and Services of Petróleos Mexicanos	February 15, 2022

Víctor David Palacios Gutiérrez	Director and Director General of Natural Gas and Petrochemicals of the Ministry of Energy

/s/ Antonio López Velarde Loera Antonio López Velarde Loera	Director and Acting Corporate Director of Finance of Petróleos Mexicanos	February 15, 2022

/s/ Ángel Cid Munguía Ángel Cid Munguía	Director and Director General of Pemex Exploration and Production	February 15, 2022

/s/ Gabriel Yorio González Gabriel Yorio González	Director and Acting Undersecretary of Finance of the Ministry of Finance and Public Credit	February 15, 2022

/s/ Jorge Luis Basaldúa Ramos Jorge Luis Basaldúa Ramos	Director and Acting Director General of Pemex Industrial Transformation	February 15, 2022

SIGNATURE PAGE OF PEMEX LOGISTICS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on February 15, 2022.

PEMEX LOGISTICS

By:	/s/ Javier Emiliano González del Villar
Javier Emiliano González del Villar
Director General (Chief Executive Officer) of Pemex Logistics

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eduardo Raúl Calvo Barbeau, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Javier Emiliano González del Villar Javier Emiliano González del Villar	Director General (Chief Executive Officer)	February 15, 2022

/s/ Antonio López Velarde Loera Antonio López Velarde Loera	Acting Corporate Director of Finance of Petróleos Mexicanos (acting as Chief Financial Officer of Pemex Logistics)	February 15, 2022

/s/ Victorio Linares Mantilla Victorio Linares Mantilla	Acting Deputy Director of Finance Coordination of Petróleos Mexicanos (acting as Chief Accounting Officer of Pemex Logistics)	February 15, 2022

SIGNATURE PAGE OF PEMEX LOGISTICS

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ Octavio Romero Oropeza Octavio Romero Oropeza	Chairperson of the Board of Directors of Pemex Logistics and Director General (Chief Executive Officer) of Petróleos Mexicanos	February 15, 2022

/s/ Marcos Manuel Herrería Alamina Marcos Manuel Herrería Alamina	Director and Corporate Director of Management and Services of Petróleos Mexicanos	February 15, 2022

/s/ Brenda Fierro Cervantes Brenda Fierro Cervantes	Director and Deputy Director of Information Technology of Petróleos Mexicanos	February 15, 2022

/s/ Guillermo Alejandro Perabeles Garza Guillermo Alejandro Perabeles Garza	Director and Deputy Director of Strategic Planning, Regulatory Analysis and Affiliates of Petróleos Mexicanos	February 15, 2022

/s/ José María del Olmo Blanco José María del Olmo Blanco	Director and Acting Deputy Director of Budget and Accounting of Petróleos Mexicanos	February 15, 2022

/s/ Francisca Lucía González Gaytán Francisca Lucía González Gaytán	Director and Coordinator Supply for Pemex Industrial Transformation of Petróleos Mexicanos	February 15, 2022

Vacant	Deputy Director of Risk Management and Reinsurance of Petróleos Mexicanos

AUTHORIZED REPRESENTATIVE OF

PETRÓLEOS MEXICANOS AND THE GUARANTORS

IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eduardo Raúl Calvo Barbeau, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Name	Title	Date

/s/ Manuel Flores Camacho Manuel Flores Camacho	President of P.M.I. Services North America, Inc.	February 15, 2022